As filed pursuant to Rule 424(b)(5)
Under the Securities Act of 1933
Registration No. 333-140962

SUPPLEMENT TO
PROSPECTUS SUPPLEMENT DATED SEPTEMBER 27, 2007
(TO PROSPECTUS DATED JULY 27, 2007)

CWALT, INC.
Depositor

Sponsor and Seller

Countrywide Home Loans Servicing LP
Master Servicer

Alternative Loan Trust 2007-25
Issuing Entity

Mortgage Pass-Through Certificates, Series 2007-25
Class 1-A-8 Certificates

This Supplement modifies certain information contained in the Prospectus Supplement, dated September 27, 2007 (the “Prospectus Supplement”) relating to the Mortgage Pass-Through Certificates, Series 2007-25. This Supplement has been prepared in connection with the sale by CWALT, Inc. to Countrywide Securities Corporation of the Class 1-A-8 Certificates, and the distribution of the Class 1-A-8 Certificates by Countrywide Securities Corporation to the public in negotiated transactions at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class 1-A-8 Certificates are expected to be approximately $48,688,638.70, plus accrued interest, before deducting expenses.

This Supplement modifies the information contained in the following sections of the Prospectus Supplement:

•	the “Summary—ERISA Considerations” section on page S-20 of the Prospectus Supplement;

•	the “Risk Factors” section beginning on page S-22 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Countrywide Home Loans” section beginning on page S-48 of the Prospectus Supplement;

•	the “Servicing of Mortgage Loans—Mortgage Loan Production” section beginning on page S-49 of the Prospectus Supplement;

•	the “Static Pool Data” section on page S-54 of the Prospectus Supplement;

•	the “ERISA Considerations” section beginning on page S-102 of the Prospectus Supplement;

•	the “Method of Distribution” section beginning on page S-104 of the Prospectus Supplement; and

•	Annex A of the Prospectus Supplement, which contained information regarding the initial mortgage loans as of the initial cut-off date.

In addition, the Certificateholder Monthly Distribution Summaries for the distribution dates occurring in October 2007 and November 2007 are attached hereto as Annex B and provide information regarding the distributions made to the certificates on the distribution dates occurring in October 2007 and November 2007, updated information regarding the mortgage loans and certain other information.

Countrywide Securities Corporation

The date of this Supplement is November 29, 2007.

Summary - ERISA Considerations

The section of the Prospectus Supplement titled “Summary—ERISA Considerations” on page S-20 of the Prospectus Supplement is modified by replacing the paragraph in that section with the following:

The Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-8 and Class 2-A-1 Certificates may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

Risk Factors

The section of the Prospectus Supplement titled “Risk Factors” beginning on page S-22 of the Prospectus Supplement is modified by replacing the last three risk factors at the end of that section with the following:

Mortgage Loans With Larger Principal Balances May Have A Disproportionate Effect On Your Certificates
The table in Annex A entitled “Current Mortgage Loan Principal Balances” specifies the percentage of the mortgage loans, by aggregate stated principal balance as of the cut-off date, that have principal balances in each of the ranges specified in that table. The prepayment, delinquency, default and loss experience of mortgage loans with large principal balances may have a greater effect on the performance of the certificates than other mortgage loans. Significant realized losses on one or more mortgage loans with large principal balances will result in a substantial reduction or total write-down of the class certificate balance of one or more classes of subordinated certificates.

Withdrawal Or Downgrading Of Initial Ratings Is Likely To Affect The Values Of The Certificates
The rating by each of the rating agencies of the certificates is not a recommendation to purchase, hold or sell the certificates since that rating does not address the market price or suitability for a particular investor. The rating agencies may reduce or withdraw the ratings on the certificates at any time they deem appropriate, and they have done so recently with respect to large numbers of prior securitizations, including those of the sponsor. In general, the ratings address credit risk and do not address the likelihood of prepayments.

The ratings on the certificates will depend primarily on an assessment by the rating agencies of the mortgage loans. A reduction or withdrawal of the ratings assigned to the certificates is likely to reduce the market value of the certificates and may affect your ability to sell them.

Recent Developments In The Residential Mortgage Market And The Economy May Adversely Affect The Performance And Market Value Of Your Securities
Recently, the residential mortgage market in the United States has experienced a variety of difficulties and worsening economic conditions that may adversely affect the performance and market value of your securities.  Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months and may continue to increase. These increases in delinquencies and losses have generally been more severe with respect to subprime mortgage loans and second-lien mortgage loans.  In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation, and housing values are expected to remain stagnant or decrease during the near term.  A continued decline or an extended flattening of housing values may result in additional increases in delinquencies and losses on residential mortgage loans generally. The loan-to-value ratio information provided in this prospectus supplement with respect to each mortgage loan is based on the value assigned to the related mortgaged property during the origination of that mortgage loan, and any decline in the value of that mortgaged property after the origination of the mortgage loan will result in a higher loan-to-value ratio with respect to that mortgage loan.

Investors should note that delinquencies and losses generally have been increasing with respect to securitizations sponsored by Countrywide Home Loans, Inc. and may continue to increase as a result of the weakening housing market and the seasoning of the securitized pools. These increases in delinquencies and losses (as adjusted for age) are most pronounced for recent vintages and are especially pronounced for those securitized pools that include loans with higher risk characteristics, including reduced documentation, higher loan-to-value ratios or lower credit scores. See “Static Pool Data” in this prospectus supplement and the Internet website referenced in that section for delinquency and loss information regarding certain prior securitized pools of Countrywide Home Loans, Inc.

Mortgage lenders, including Countrywide Home Loans, Inc., recently have adjusted their loan programs and underwriting standards, which has reduced the availability of mortgage credit to prospective borrowers. These developments have contributed, and may continue to contribute, to a weakening in the housing market as these adjustments have, among other things, inhibited refinancing and reduced the number of potential homebuyers. The continued use or further adjustment of these loan program and underwriting standards may contribute to additional increases in delinquencies and losses on residential mortgage loans generally. The tighter underwriting guidelines for residential mortgage loans, together with lower levels of home sales and reduced refinance activity, also may have contributed to a reduction in the prepayment rate for mortgage loans generally and this may continue. See “Risk Factors - Your Yield Will Be Affected By Prepayments” in this prospectus supplement for a discussion as to how slower prepayment rates could affect the yield on your certificates.

In addition, numerous residential mortgage loan originators have recently experienced serious financial difficulties and, in some cases, bankruptcy. These difficulties may affect the market value of your securities.

Numerous laws, regulations and rules related to the servicing of mortgage loans, including foreclosure actions, have been proposed recently by federal, state and local governmental authorities. If enacted, these laws, regulations and rules may result in delays in the foreclosure process, reduced payments by borrowers or increased reimbursable servicing expenses, which are likely to result in delays and reductions in the distributions to be made to certificateholders. Certificateholders will bear the risk that these future regulatory developments will result in losses on their certificates, whether due to delayed or reduced distributions or reduced market value.

Lack Of Liquidity In The Secondary Market May Adversely Affect The Market Value Of Your Securities
The secondary mortgage markets are currently experiencing unprecedented disruptions resulting from reduced investor demand for mortgage loans and mortgage-backed securities and increased investor yield requirements for those loans and securities. As a result, the secondary market for mortgage-backed securities is experiencing extremely limited liquidity. These conditions may continue or worsen in the future.

Limited liquidity in the secondary market for mortgage-backed securities has had a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans. Limited liquidity in the secondary market may continue to have a severe adverse effect on the market value of mortgage-backed securities, especially those that are backed by subprime or second-lien mortgage loans, those securities that are more sensitive to prepayment, credit or interest rate risk and those securities that have been structured to meet the investment requirements of limited categories of investors. See “Risk Factors—Secondary Market For The Securities May Not Exist” in the prospectus.

If only a portion of the certificates have been sold to the public, the market for the certificates could be illiquid because of the small amount of certificates held by the public. In addition, the market overhang created by the existence of certificates that the market is aware may be sold to the public in the near future could adversely affect your ability to sell, and/or the price you receive for, your certificates.

Servicing of Mortgage Loans - Countrywide Home Loans

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Countrywide Home Loans” beginning on page S-48 of the Prospectus Supplement is modified by replacing the last two paragraphs of that section with the following paragraphs:

On October 26, 2007, Standard & Poor’s Ratings Services changed its counterparty credit rating on Countrywide Home Loans from “A/A-1” to “BBB+/A-2”, and this rating remained on CreditWatch with negative implications. On August 16, 2007, Moody’s Investors Service changed its senior debt rating assigned to Countrywide Home Loans from “A3” to “Baa3” and its short-term debt rating assigned to Countrywide Home Loans from “Prime-2” to “Prime-3”, and on November 19, 2007, Moody’s Investors Service confirmed its ratings and placed its ratings on negative outlook. On August 16, 2007, Fitch Ratings changed its long-term issuer default rating assigned to Countrywide Home Loans from “A” to “BBB+” and its short-term issuer default rating assigned to Countrywide Home Loans from “F1” to “F2”, and on November 6, 2007, Fitch Ratings affirmed its ratings, removed its ratings from “Rating Watch Evolving” status and assigned a “Rating Outlook Negative” to its ratings.

Except as otherwise indicated, reference in the remainder of this prospectus supplement to “Countrywide Home Loans” should be read to include Countrywide Home Loans and its consolidated subsidiaries, including Countrywide Servicing. Countrywide Home Loans services substantially all of the mortgage loans it originates or acquires. In addition, Countrywide Home Loans has purchased in bulk the rights to service mortgage loans originated by other lenders. Countrywide Home Loans has in the past and may in the future sell to mortgage bankers and other institutions a portion of its portfolio of loan servicing rights. As of December 31, 2002, December 31, 2003, December 31, 2004, December 31, 2005, December 31, 2006 and September 30, 2007, Countrywide Home Loans provided servicing for mortgage loans with an aggregate principal balance of approximately $452.405 billion, $644.855 billion, $838.322 billion, $1,111.090 billion, $1,298.394 billion and $1,459.136 billion, respectively, substantially all of which were being serviced for unaffiliated persons.

Servicing of Mortgage Loans - Mortgage Loan Production

The section of the Prospectus Supplement titled “Servicing of Mortgage Loans—Mortgage Loan Production” beginning on page S-49 of the Prospectus Supplement is modified by replacing the paragraph and table in that section with the following:

The following table sets forth, by number and dollar amount of mortgage loans, the residential mortgage loan production of Countrywide Financial and its subsidiaries for the periods indicated.

	Consolidated Mortgage Loan Production
	Years Ended December 31,					Nine Months Ended September 30,
	2002	2003	2004	2005	2006	2007
	(Dollars in millions, except average loan amount)
Conventional Conforming Loans Number of Loans	993,538	1,509,925	826,914	776,479	723,933	775,307
Volume of Loans	$149,072	$234,526	$134,762	$159,561	$149,095	$155,120
Percent of Total Dollar Volume	59.2%	53.9%	37.1%	32.2%	32.2%	45.7%
Conventional Non-conforming Loans Number of Loans	283,536	562,389	529,192	866,476	730,511	387,900
Volume of Loans	$62,665	$138,006	$144,663	$235,614	$211,841	$122,460
Percent of Total Dollar Volume	24.9%	31.7%	39.9%	47.6%	45.8%	36.0%
FHA/VA Loans Number of Loans	157,626	196,063	105,562	80,555	89,753	96,154
Volume of Loans	$19,093	$24,402	$13,247	$10,714	$13,093	$15,375
Percent of Total Dollar Volume	7.6%	5.6%	3.6%	2.2%	2.8%	4.5%
Prime Home Equity Loans Number of Loans	316,049	453,817	587,046	728,252	716,353	458,727
Volume of Loans	$11,650	$18,103	$30,893	$44,850	$47,876	$29,875
Percent of Total Dollar Volume	4.6%	4.2%	8.5%	9.1%	10.4%	8.8%
Nonprime Mortgage Loans Number of Loans	63,195	124,205	250,030	278,112	245,881	90,528
Volume of Loans	$9,421	$19,827	$39,441	$44,637	$40,596	$16,928
Percent of Total Dollar Volume	3.7%	4.6%	10.9%	9.0%	8.8%	5.0%
Total Loans Number of Loans	1,813,944	2,846,399	2,298,744	2,729,874	2,506,431	1,808,616
Volume of Loans	$251,901	$434,864	$363,006	$495,376	$462,501	$339,758
Average Loan Amount	$139,000	$153,000	$158,000	$181,000	$185,000	$188,000
Non-Purchase Transactions(1)	66%	72%	51%	53%	55%	58%
Adjustable-Rate Loans(1)	14%	21%	52%	53%	46%	29%
_________
(1) Percentage of total mortgage loan production (excluding commercial real estate loans) based on dollar volume.

For purposes of the table set forth above, the following terms have the following meanings:

Conventional Conforming Loans: prime credit quality, conventional, first-lien mortgage loans that qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

Conventional Non-conforming Loans: prime credit quality, conventional, first-lien mortgage loans that do not qualify for inclusion in guaranteed mortgage securities backed by Fannie Mae or Freddie Mac.

FHA/VA Loans: loans that are insured or guaranteed by the Federal Housing Administration (“FHA”) or the Department of Veterans’ Affairs (“VA”).

Prime Home Equity Loans: prime credit quality second-lien mortgage loans, including home equity lines of credit.

Nonprime Mortgage Loans: first- and second-lien mortgage loans made to individuals with credit-blemished profiles.

Static Pool Data

The section of the Prospectus Supplement titled “Static Pool Data” on page S-54 of the Prospectus Supplement is modified by replacing the paragraphs in that section with the following:

Certain static pool data with respect to the delinquency, cumulative loss and prepayment data for Countrywide Home Loans is available online at http://www.countrywidedealsdata.com?CWDD=01200710. This static pool data is not deemed part of the prospectus or the registration statement of which the prospectus is a part to the extent that the static pool data relates to:

•	prior securitized pools of Countrywide Home Loans that do not include the mortgage loans and that were established before January 1, 2006; or

•	in the case of information regarding the mortgage loans, information about the mortgage loans for periods before January 1, 2006.

Delinquency data available at the foregoing web address has been calculated according to the MBA Method.

We cannot assure you that the prepayment, loss or delinquency experience of the mortgage loans sold to the issuing entity will be comparable to the historical prepayment, loss or delinquency experience of any of the other securitized pools sponsored by the Countrywide Home Loans. In this regard, you should note how the characteristics of the mortgage loans in those securitized pools differ from the characteristics of the issuing entity’s mortgage loans. Such differences, along with the varying economic conditions to which those securitized pools were subject, may make it unlikely that the issuing entity’s mortgage loans will perform in the same way that any of those pools has performed.

ERISA Considerations

The section of the Prospectus Supplement titled “ERISA Considerations” beginning on page S-102 of the Prospectus Supplement is modified by replacing the seventh, eighth, ninth and tenth paragraphs with the following:

It is expected that the Exemption will apply to the acquisition and holding by Plans of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-8 and Class 2-A-1 Certificates and that all conditions of the Exemption other than those within the control of the investors will be met. In addition, as of the date hereof, there is no single mortgagor that is the obligor on five percent (5%) of the mortgage loans included in the issuing entity by aggregate unamortized principal balance of the assets of the issuing entity.

The rating of a certificate may change. If a class of certificates no longer has a rating of at least BBB- (or its equivalent) from at least one of S&P, Fitch, Moody’s, DBRS Limited or DBRS, Inc., certificates of that class will no longer be eligible for relief under the Exemption (although a Plan that had purchased the certificate when it had an investment-grade rating would not be required by the Exemption to dispose of it).

Because the Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 2-A-2, Class 1-PO, Class 2-PO, Class 1-X, Class 2-X, Class M, Class B-1 and Class B-2 Certificates are not being purchased by any underwriter to whom an exemption similar to the Exemption has been granted, the Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 2-A-2, Class 1-PO, Class 2-PO, Class 1-X, Class 2-X, Class M, Class B-1 and Class B-2 Certificates do not currently meet the requirements of the Exemption or any comparable individual administrative exemption granted to any underwriter. Consequently, the Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 2-A-2, Class 1-PO, Class 2-PO, Class 1-X, Class 2-X, Class M, Class B-1 and Class B-2 Certificates may be transferred only if the conditions in the first or third bullet points in the next paragraph are met.

Because the characteristics of the Class A-R Certificates may not meet the requirements of the Exemption, or any other issued exemption under ERISA, a Plan may have engaged in a prohibited transaction giving rise to excise taxes or civil penalties if it purchases and holds Class A-R Certificates. Consequently, transfers of the Class A-R Certificates (and of certificates of any class that, because of a change of rating, no longer satisfy the rating requirement of the Exemption) will not be registered by the trustee unless the trustee receives:

•
a representation from the transferee of the certificate, acceptable to and in form and substance satisfactory to the trustee, that the transferee is not a Plan, or a person acting on behalf of a Plan or using a Plan’s assets to effect the transfer;

•
a representation that the transferee is an insurance company which is purchasing the certificate with funds contained in an “insurance company general account” (as defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 (“PTCE 95-60”) ) and that the purchase and holding of the certificate satisfy the requirements for exemptive relief under Sections I and III of PTCE 95-60; or

•
an opinion of counsel satisfactory to the trustee that the purchase and holding of the certificate by a Plan, or a person acting on behalf of a Plan or using a Plan’s assets, will not result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the trustee or the master servicer to any obligation in addition to those undertaken in the pooling and servicing agreement.

The first representation will be deemed to have been made by the transferee’s acceptance of a Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 2-A-2, Class 1-PO, Class 2-PO, Class 1-X, Class 2-X, Class M, Class B-1 or Class B-2 Certificate. If the representation is not true, or any attempt to transfer to a Plan or person acting on behalf of a Plan or using a Plan’s assets is initiated without the required opinion of counsel, the attempted transfer or acquisition shall be void.

Method of Distribution

The section of the Prospectus Supplement titled “Method of Distribution” beginning on page S-104 of the Prospectus Supplement is modified by replacing the last paragraph in that section with the following:

Subject to the terms and conditions set forth in the underwriting agreement between the depositor and CSC, the depositor has agreed to sell the Class 1-A-8 Certificates to CSC. CSC has agreed to purchase from the depositor the Class 1-A-8 Certificates.

Distribution of the Class 1-A-8 Certificates will be made by CSC from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale. CSC may effect such transactions by selling the Class 1-A-8 Certificates to or through dealers and such dealers may receive from CSC, for which they act as agent, compensation in the form of underwriting discounts, concessions or commissions. CSC and any dealers that participate with CSC in the distribution of the Class 1-A-8 Certificates may be deemed to be underwriters, and any discounts, commissions or concessions received by them, and any profits on resale of the Class 1-A-8 Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The depositor has been advised by CSC that it intends to make a market in the Class 1-A-8 Certificates but CSC has no obligation to do so. There can be no assurance that a secondary market for the Class 1-A-8 Certificates will develop or, if it does develop, that it will continue or that it will provide certificateholders with a sufficient level of liquidity of investment.

The depositor has agreed to indemnify CSC against, or make contributions to CSC with respect to, liabilities, customarily indemnified against, including liabilities under the Securities Act of 1933, as amended.

The Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 2-A-2, Class 1-PO, Class 2-PO, Class 1-X, Class 2-X, Class M, Class B-1 and Class B-2 Certificates may be offered by Countrywide Home Loans or the depositor from time to time directly or through underwriters or agents (either of which may include CSC) in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale, in one or more separate transactions at prices to be negotiated at the time of each sale. Any underwriters or agents that participate in the distribution of the Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 2-A-2, Class 1-PO, Class 2-PO, Class 1-X, Class 2-X, Class M, Class B-1 and Class B-2 Certificates may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 and any profit on the sale of those certificates by them and any discounts, commissions, concessions or other compensation received by any of them may be deemed to be underwriting discounts and commissions under the Securities Act.

Annex A

Annex A of the Prospectus Supplement is replaced with the Annex A attached to this Supplement.

ANNEX A

[Collateral Tables]

The Mortgage Pool

The following information sets forth certain characteristics of the mortgage loans as of the related cut-off date. Other than with respect to rates of interest, percentages (approximate) are stated in each case by aggregate Stated Principal Balance of the mortgage loans as of the related cut-off date. Due to rounding, the sum in any column of the following tables may not equal the indicated value. The FICO credit scores referenced in the tables below with respect to substantially all of the mortgage loans were obtained from one or more credit reporting agencies in connection with the origination of such mortgage loans.

Loan Group 1

Mortgage Rates(1)

Mortgage Rate(%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.250	1	$394,392.00	0.07%	394,392.00	360	781	80.00
5.500	1	394,417.81	0.07	394,417.81	359	687	74.94
5.625	1	568,778.40	0.10	568,778.40	358	779	62.22
5.750	2	1,703,949.99	0.29	851,975.00	356	668	79.44
5.875	8	4,243,109.46	0.71	530,388.68	340	757	76.96
6.000	14	8,287,310.21	1.40	591,950.73	349	691	71.49
6.125	17	10,110,082.95	1.70	594,710.76	357	697	71.09
6.250	41	23,402,326.65	3.94	570,788.45	358	710	73.13
6.375	64	41,592,564.81	7.00	649,883.83	358	705	75.70
6.450	1	447,942.15	0.08	447,942.15	355	645	80.00
6.500	105	55,956,595.93	9.42	532,919.96	357	698	72.04
6.625	73	43,531,417.35	7.33	596,320.79	358	709	73.55
6.750	120	62,968,702.66	10.60	524,739.19	359	695	73.48
6.755	1	520,000.00	0.09	520,000.00	353	685	100.00
6.870	1	909,996.21	0.15	909,996.21	356	763	70.00
6.875	137	79,735,009.89	13.42	582,007.37	359	695	70.30
7.000	65	31,373,253.28	5.28	482,665.44	358	703	74.30
7.125	50	29,140,358.58	4.91	582,807.17	359	701	73.77
7.185	1	394,950.00	0.07	394,950.00	353	715	100.00
7.210	1	639,208.00	0.11	639,208.00	353	757	95.00
7.250	74	37,139,825.00	6.25	501,889.53	359	699	72.51
7.340	1	235,000.00	0.04	235,000.00	358	800	100.00
7.375	56	28,084,760.71	4.73	501,513.58	359	715	74.18
7.391	1	131,132.57	0.02	131,132.57	356	737	100.00
7.500	51	26,085,613.50	4.39	511,482.62	359	693	74.56
7.625	30	17,038,624.40	2.87	567,954.15	359	697	77.46

Mortgage Rate(%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
7.700	1	329,900.00	0.06	329,900.00	358	700	100.00
7.715	1	250,000.00	0.04	250,000.00	358	782	100.00
7.745	1	287,097.19	0.05	287,097.19	346	772	100.00
7.750	34	17,799,055.90	3.00	523,501.64	359	699	76.33
7.760	1	183,350.00	0.03	183,350.00	358	736	95.00
7.870	1	620,997.42	0.10	620,997.42	356	784	71.30
7.875	38	18,417,429.51	3.10	484,669.20	359	684	78.10
7.946	1	56,853.85	0.01	56,853.85	356	722	95.00
7.950	2	612,804.39	0.10	306,402.20	354	759	99.05
7.990	1	340,000.00	0.06	340,000.00	358	725	100.00
7.999	1	500,426.15	0.08	500,426.15	358	728	90.00
8.000	12	6,515,615.94	1.10	542,968.00	359	709	78.09
8.050	1	330,000.00	0.06	330,000.00	358	789	100.00
8.125	9	3,656,350.15	0.62	406,261.13	357	716	80.25
8.191	1	78,178.45	0.01	78,178.45	356	707	95.00
8.200	1	413,600.00	0.07	413,600.00	356	732	100.00
8.250	13	8,554,053.63	1.44	658,004.13	356	714	71.60
8.325	1	245,860.00	0.04	245,860.00	358	717	100.00
8.375	4	2,377,761.41	0.40	594,440.35	356	686	83.60
8.500	17	6,986,014.32	1.18	410,942.02	357	678	79.39
8.625	5	2,781,030.00	0.47	556,206.00	360	675	79.29
8.635	1	199,500.00	0.03	199,500.00	358	783	95.00
8.700	1	94,776.67	0.02	94,776.67	356	713	100.00
8.750	8	3,317,377.90	0.56	414,672.24	357	686	83.77
8.875	6	3,185,315.78	0.54	530,885.96	357	694	68.13
9.000	13	6,014,042.23	1.01	462,618.63	359	703	81.03
9.200	1	185,000.00	0.03	185,000.00	358	723	100.00
9.375	1	710,000.00	0.12	710,000.00	360	766	67.62
9.500	1	500,000.00	0.08	500,000.00	360	725	57.14
9.750	1	446,200.00	0.08	446,200.00	360	677	84.99
9.875	1	68,000.00	0.01	68,000.00	360	726	80.00
10.125	1	583,405.00	0.10	583,405.00	360	699	89.99
10.250	7	1,298,944.00	0.22	185,563.43	360	713	79.36
11.000	2	1,024,704.15	0.17	512,352.08	360	685	80.00
Total	1,107	$593,992,966.55	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the related cut-off date, the weighted average mortgage rate of the mortgage loans in loan group 1 (net of such premiums) was approximately 7.033% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 1 was approximately 7.046% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	5	$182,921.56	0.03%	36,584.31	7.373	360	751	68.04
50,000.01 - 100,000.00	53	4,248,491.42	0.72	80,160.22	7.502	356	723	71.11
100,000.01 - 150,000.00	53	6,543,826.41	1.10	123,468.42	7.416	358	722	76.89
150,000.01 - 200,000.00	37	6,477,430.41	1.09	175,065.69	7.561	358	707	77.83
200,000.01 - 250,000.00	33	7,506,409.02	1.26	227,466.94	7.448	358	695	75.95
250,000.01 - 300,000.00	26	7,301,722.70	1.23	280,835.49	7.595	359	704	74.90
300,000.01 - 350,000.00	25	8,208,123.47	1.38	328,324.94	7.097	358	727	75.96
350,000.01 - 400,000.00	33	12,538,460.61	2.11	379,953.35	6.868	357	709	74.51
400,000.01 - 450,000.00	122	53,090,325.31	8.94	435,166.60	7.020	358	694	77.34
450,000.01 - 500,000.00	183	87,813,961.71	14.78	479,857.71	7.029	358	699	76.38
500,000.01 - 550,000.00	115	60,391,152.89	10.17	525,140.46	6.945	358	698	76.94
550,000.01 - 600,000.00	95	54,839,779.57	9.23	577,260.84	7.069	359	693	75.96
600,000.01 - 650,000.00	101	63,667,428.27	10.72	630,370.58	7.038	355	697	75.58
650,000.01 - 700,000.00	33	22,520,156.87	3.79	682,429.00	6.788	359	699	72.99
700,000.01 - 750,000.00	27	19,638,616.92	3.31	727,356.18	7.201	359	700	74.02
750,000.01 - 1,000,000.00	98	87,214,093.08	14.68	889,939.73	7.069	359	710	70.71
1,000,000.01 - 1,500,000.00	56	70,274,118.83	11.83	1,254,894.98	6.936	359	700	68.94
1,500,000.01 - 2,000,000.00	10	16,974,912.20	2.86	1,697,491.22	7.130	359	705	68.08
2,000,000.00 and Above	2	4,561,035.30	0.77	2,280,517.65	7.564	358	723	61.10
Total	1,107	$593,992,966.55	100.00%
_____________
(1)    As of the related cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 1 was approximately $536,579.

FICO Credit Scores(1)(2)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
659 and Below	255	$140,122,756.39	23.59%	549,501.01	7.024	359	643	74.81
660 - 679	116	59,353,292.20	9.99	511,666.31	7.133	358	669	73.84
680 - 699	249	146,481,921.09	24.66	588,280.81	7.023	358	690	72.98
700 - 719	118	61,515,915.54	10.36	521,321.32	7.119	357	709	74.88
720 and Above	369	186,519,081.33	31.40	505,471.77	7.029	358	760	74.07
Total	1,107	$593,992,966.55	100.00%

(1)	As of the related cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 1 was approximately 701.
(2)
The FICO Credit Scores referenced in this table with respect to substantially all of the mortgage loans in loan group 1 were obtained from one or more credit reporting agencies in connection with the origination of such mortgage loan.

Documentation Programs

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	405	$219,421,184.61	36.94%	541,780.70	6.944	359	683	74.43
Reduced	519	280,945,136.57	47.30	541,320.11	7.098	358	707	73.93
No Income/No Asset	27	12,144,912.91	2.04	449,811.59	7.697	358	728	72.80
Preferred	41	22,761,554.64	3.83	555,159.87	6.816	356	742	75.06
Stated Income/Stated Asset	44	18,050,961.45	3.04	410,249.12	6.957	358	713	75.15
Streamline	8	1,777,193.84	0.30	222,149.23	7.020	360	681	81.08
No Ratio	63	38,892,022.53	6.55	617,333.69	7.216	358	716	71.53
Total	1,107	$593,992,966.55	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	52	$24,707,198.51	4.16%	475,138.43	6.809	356	691	42.54
50.01 - 55.00	31	16,724,535.94	2.82	539,501.16	6.855	359	705	52.57
55.01 - 60.00	32	21,919,642.94	3.69	684,988.84	7.103	358	706	57.88
60.01 - 65.00	63	42,986,647.22	7.24	682,327.73	6.982	359	708	63.43
65.01 - 70.00	132	85,109,890.85	14.33	644,771.90	6.948	359	697	68.71
70.01 - 75.00	138	88,387,891.17	14.88	640,491.97	7.081	357	700	74.09
75.01 - 80.00	520	256,749,434.23	43.22	493,748.91	6.989	358	706	79.58
80.01 - 85.00	14	7,353,643.90	1.24	525,260.28	7.029	358	658	83.85
85.01 - 90.00	65	29,661,312.52	4.99	456,327.88	7.616	359	673	89.24
90.01 - 95.00	40	14,306,406.10	2.41	357,660.15	7.645	359	691	94.61
95.01 - 100.00	20	6,086,363.17	1.02	304,318.16	7.883	356	715	99.70
Total	1,107	$593,992,966.55	100.00%
________
(1)	As of the related cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 74.04%.
(2)	Does not take into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	50	$22,842,710.17	3.85%	456,854.20	6.849	356	691	42.24
50.01 - 55.00	31	16,724,535.94	2.82	539,501.16	6.855	359	705	52.57
55.01 - 60.00	29	18,719,643.94	3.15	645,504.96	7.094	359	704	57.52
60.01 - 65.00	54	36,373,217.51	6.12	673,578.10	6.941	359	702	62.67
65.01 - 70.00	121	77,944,508.84	13.12	644,169.49	6.964	359	698	68.17
70.01 - 75.00	120	78,324,179.48	13.19	652,701.50	7.062	357	697	73.73
75.01 - 80.00	297	159,182,692.79	26.80	535,968.66	7.006	358	704	78.72
80.01 - 85.00	29	16,764,569.62	2.82	578,088.61	6.938	358	672	79.70
85.01 - 90.00	164	87,024,215.60	14.65	530,635.46	7.144	359	692	81.89
90.01 - 95.00	127	44,144,854.26	7.43	347,597.28	7.202	359	707	84.30
95.01 - 100.00	85	35,947,838.40	6.05	422,915.75	7.282	356	728	82.76
Total	1,107	$593,992,966.55	100.00%
________
(1)	As of the related cut-off date, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 1 was approximately 77.42%.
(2)	Takes into account any secondary financing on the mortgage loans in loan group 1 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
California	299	$166,473,590.57	28.03%	556,767.86	6.784	357	705	73.98
Florida	116	60,306,663.38	10.15	519,885.03	7.186	357	713	70.70
New York	103	58,628,120.25	9.87	569,205.05	7.051	359	700	75.55
New Jersey	55	32,773,212.03	5.52	595,876.58	7.201	359	693	75.40
Maryland	35	21,613,058.02	3.64	617,515.94	6.963	359	677	74.86
Washington	35	20,968,009.75	3.53	599,085.99	7.147	359	692	73.42
Arizona	32	18,171,855.82	3.06	567,870.49	7.181	358	693	72.92
Virginia	32	18,161,104.26	3.06	567,534.51	6.903	359	687	75.37
Texas	44	16,478,927.42	2.77	374,521.08	7.210	358	699	75.24
Nevada	27	15,311,591.22	2.58	567,095.97	7.179	358	727	71.77
Pennsylvania	20	15,274,129.46	2.57	763,706.47	7.165	359	680	76.42
North Carolina	28	14,206,752.69	2.39	507,384.02	7.159	359	691	73.85
Other (less than 2%)	281	135,625,951.68	22.83	482,654.63	7.204	358	701	74.40
Total	1,107	$593,992,966.55	100.00%
_________
(1)
The Other row in the preceding table includes 35 other states and the District of Columbia with under 2% concentrations individually. As of the related cut-off date, no more than approximately 1.060% of the mortgage loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	574	$293,346,853.95	49.39%	511,057.24	7.083	358	714	77.39
Refinance (Rate/Term)	233	137,471,196.11	23.14	590,005.13	7.010	358	695	72.57
Refinance (Cash-Out)	300	163,174,916.49	27.47	543,916.39	7.009	357	683	69.24
Total	1,107	$593,992,966.55	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Low-rise Condominium	67	$27,729,264.78	4.67%	413,869.62	6.966	358	701	77.00
High-rise Condominium	111	67,046,253.68	11.29	604,020.30	6.934	358	732	75.38
Single Family Residence	612	334,634,858.24	56.34	546,788.98	7.051	358	692	73.23
2-4 Family Residence	59	24,437,283.69	4.11	414,191.25	7.413	358	723	75.10
Planned Unit Development	227	129,973,383.59	21.88	572,569.97	7.033	358	700	74.82
Condominium Hotel	29	9,440,871.48	1.59	325,547.29	7.126	357	757	70.96
Cooperative	2	731,051.09	0.12	365,525.55	6.917	360	649	71.27
Total	1,107	$593,992,966.55	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	833	$488,776,245.38	82.29%	586,766.20	7.018	358	694	74.72
Investment Property	200	61,590,853.48	10.37	307,954.27	7.301	358	742	71.67
Second Home	74	43,625,867.69	7.34	589,538.75	7.002	355	723	69.75
Total	1,107	$593,992,966.55	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)	Weighted Average Original Term to Maturity (Months)
200	1	$487,730.73	0.08%	487,730.73	5.875	702	80.00	240
233	1	609,480.17	0.10	609,480.17	6.000	685	36.41	240
235	1	643,300.83	0.11	643,300.83	6.500	683	74.29	240
239	1	80,849.18	0.01	80,849.18	7.250	709	75.00	240
275	1	609,901.42	0.10	609,901.42	6.625	680	75.00	360
336	1	231,874.37	0.04	231,874.37	7.250	660	80.00	360
337	1	138,005.28	0.02	138,005.28	8.875	664	51.85	360
342	1	491,516.85	0.08	491,516.85	6.750	675	80.00	360
345	1	355,500.00	0.06	355,500.00	8.250	676	90.00	347
346	2	867,572.11	0.15	433,786.06	8.401	686	83.27	352
347	1	399,444.02	0.07	399,444.02	8.250	652	87.91	349
348	2	613,047.15	0.10	306,523.58	7.000	643	60.11	360
349	4	1,880,074.46	0.32	470,018.62	7.164	724	77.06	358
350	19	9,930,221.25	1.67	522,643.22	7.257	685	78.32	360
351	5	2,515,605.72	0.42	503,121.14	7.444	663	73.47	360
352	10	5,066,251.42	0.85	506,625.14	7.398	732	76.44	360
353	11	6,619,772.04	1.11	601,797.46	6.890	708	77.24	360
354	17	10,294,628.23	1.73	605,566.37	6.569	707	72.37	360
355	32	14,657,286.21	2.47	458,040.19	6.600	713	74.94	360
356	63	34,552,257.30	5.82	548,448.53	7.021	710	75.91	360
357	49	18,694,768.97	3.15	381,525.90	6.844	696	75.10	360
358	134	64,516,839.42	10.86	481,468.95	7.096	703	73.65	360
359	250	132,906,675.68	22.38	531,626.70	6.872	700	74.82	360
360	499	286,830,363.74	48.29	574,810.35	7.156	700	73.23	360
Total	1,107	$593,992,966.55	100.00%
_________
(1) As of the related cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 1 was approximately 358 months.

Interest-Only Periods at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	685	$364,129,401.39	61.30%	531,575.77	7.018	358	699	72.90
60	1	320,000.00	0.05	320,000.00	6.875	354	686	78.05
120	419	229,202,013.26	38.59	547,021.51	7.091	358	703	75.83
180	2	341,551.90	0.06	170,775.95	6.740	352	709	80.00
Total	1,107	$593,992,966.55	100.00%

Prepayment Charge Periods at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	1,053	$564,996,616.70	95.12%	536,558.99	7.052	358	701	74.27
12	3	1,488,705.77	0.25	496,235.26	7.325	352	679	82.55
36	13	8,179,523.39	1.38	629,194.11	6.381	345	731	63.44
60	38	19,328,120.69	3.25	508,634.76	7.119	359	693	70.92
Total	1,107	$593,992,966.55	100.00%

Loan Group 2

Mortgage Rates(1)

Mortgage Rate (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 1	Average Principal Balance Outstanding ($)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
5.250	1	$142,082.52	0.18%	142,082.52	158	705	70.00
5.375	2	302,743.66	0.39	151,371.83	177	743	31.37
5.500	1	44,838.56	0.06	44,838.56	179	730	33.34
5.625	2	243,741.89	0.31	121,870.95	177	0	64.72
5.750	2	1,099,204.85	1.41	549,602.43	178	743	50.94
5.875	10	5,989,588.52	7.69	598,958.85	178	714	57.60
6.000	19	10,613,993.31	13.62	558,631.23	164	700	58.20
6.125	10	5,466,741.32	7.02	546,674.13	176	716	60.04
6.250	19	8,024,323.54	10.30	422,332.82	175	709	68.28
6.375	28	12,194,512.11	15.65	435,518.29	178	702	61.47
6.500	18	5,893,151.01	7.56	327,397.28	178	699	64.37
6.625	11	7,500,263.93	9.63	681,842.18	176	735	68.26
6.750	12	5,818,376.25	7.47	484,864.69	179	696	68.30
6.875	13	6,934,642.97	8.90	533,434.07	179	690	70.94
7.000	10	2,429,930.21	3.12	242,993.02	179	713	72.21
7.125	4	432,807.69	0.56	108,201.92	157	705	70.63
7.250	4	777,116.75	1.00	194,279.19	176	675	82.59
7.375	5	2,005,794.80	2.57	401,158.96	179	732	76.50
7.500	2	791,562.03	1.02	395,781.02	180	717	70.80
7.625	1	60,000.00	0.08	60,000.00	120	721	80.00
7.750	1	68,000.00	0.09	68,000.00	180	716	80.00
7.875	1	679,989.58	0.87	679,989.58	178	687	80.00
8.000	2	188,409.62	0.24	94,204.81	177	717	62.35
8.125	1	67,165.17	0.09	67,165.17	177	713	69.85
8.250	1	47,864.33	0.06	47,864.33	179	761	80.00
9.000	2	102,806.34	0.13	51,403.17	177	700	76.29
Total	182	$77,919,650.96	100.00%
_________
(1)
The lender acquired mortgage insurance mortgage loans are shown in the preceding table at the mortgage rates net of interest premium charge by the related lenders. As of the related cut-off date , the weighted average mortgage rate of the mortgage loans in loan group 2 (net of such premiums) was approximately 6.438% per annum. Without the adjustment, the weighted average mortgage rate of the mortgage loans in loan group 2 was approximately 6.439% per annum.

Current Mortgage Loan Principal Balances(1)

Range of Current Mortgage Loan Principal Balances ($)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0.01 - 50,000.00	8	$312,397.05	0.40%	39,049.63	7.304	179	724	53.01
50,000.01 - 100,000.00	25	1,789,585.79	2.30	71,583.43	6.782	173	701	60.28
100,000.01 - 150,000.00	24	3,080,312.87	3.95	128,346.37	6.462	172	729	66.43
150,000.01 - 200,000.00	10	1,830,816.60	2.35	183,081.66	6.285	177	704	53.51
200,000.01 - 250,000.00	12	2,728,747.80	3.50	227,395.65	6.662	171	679	71.58
250,000.01 - 300,000.00	3	837,221.54	1.07	279,073.85	6.467	177	678	61.70
300,000.01 - 350,000.00	3	991,650.28	1.27	330,550.09	6.326	177	689	53.86
350,000.01 - 400,000.00	1	367,485.64	0.47	367,485.64	6.375	178	716	66.46
400,000.01 - 450,000.00	10	4,331,599.95	5.56	433,160.00	6.315	179	663	67.00
450,000.01 - 500,000.00	10	4,727,854.20	6.07	472,785.42	6.523	178	691	62.88
500,000.01 - 550,000.00	13	6,790,935.84	8.72	522,379.68	6.632	178	688	68.46
550,000.01 - 600,000.00	11	6,292,685.08	8.08	572,062.28	6.352	173	686	73.46
600,000.01 - 650,000.00	18	11,353,943.83	14.57	630,774.66	6.487	179	725	66.97
650,000.01 - 700,000.00	5	3,430,763.31	4.40	686,152.66	6.623	178	712	66.21
700,000.01 - 750,000.00	1	714,514.75	0.92	714,514.75	6.000	177	682	54.70
750,000.01 - 1,000,000.00	19	17,077,554.58	21.92	898,818.66	6.348	170	723	62.60
1,000,000.01 - 1,500,000.00	9	11,261,581.85	14.45	1,251,286.87	6.343	179	717	59.69
Total	182	$77,919,650.96	100.00%
_____________
(1) As of the related cut-off date, the average current mortgage loan principal balance of the mortgage loans in loan group 2 was approximately $428,130

FICO Credit Scores(1)(2)

Range of FICO Credit Scores	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
659 and Below	46	$17,189,653.50	22.06%	373,688.12	6.391	177	640	68.82
660 - 679	30	13,920,455.28	17.87	464,015.18	6.502	176	667	62.38
680 - 699	21	10,531,278.10	13.52	501,489.43	6.451	178	688	66.39
700 - 719	26	8,654,740.11	11.11	332,874.62	6.417	169	708	69.26
720 and Above	59	27,623,523.97	35.45	468,195.32	6.440	174	772	60.97
Total	182	$77,919,650.96	100.00%
(1)	As of the related cut-off date, the weighted average FICO Credit Score of the mortgagors related to the mortgage loans in loan group 2 was approximately 707.
(2)
The FICO Credit Scores referenced in this table with respect to substantially all of the mortgage loans in loan group 2 were obtained from one or more credit reporting agencies in connection with the origination of such mortgage loan.

Documentation Programs

Type of Program	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Full/Alternative	48	$20,609,653.90	26.45%	429,367.79	6.301	174	672	69.34
Reduced	81	42,834,559.51	54.97	528,821.72	6.468	175	715	62.86
No Income/No Asset	6	2,216,227.64	2.84	369,371.27	6.827	179	777	63.52
Preferred	8	1,510,346.69	1.94	188,793.34	6.299	179	760	58.49
Stated Income/Stated Asset	26	4,757,043.44	6.11	182,963.21	6.463	177	701	59.05
Streamline	4	468,331.56	0.60	117,082.89	6.212	177	734	56.27
No Ratio	9	5,523,488.22	7.09	613,720.91	6.616	177	736	68.09
Total	182	$77,919,650.96	100.00%

Original Loan-to-Value Ratios(1)(2)

Range of Original Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	35	$13,766,977.68	17.67%	393,342.22	6.144	173	723	36.04
50.01 - 55.00	10	4,760,938.72	6.11	476,093.87	6.363	177	711	54.43
55.01 - 60.00	19	5,135,163.48	6.59	270,271.76	6.567	177	675	59.00
60.01 - 65.00	19	8,723,508.42	11.20	459,132.02	6.436	172	704	63.42
65.01 - 70.00	28	15,466,221.91	19.85	552,365.07	6.419	176	713	69.01
70.01 - 75.00	26	12,128,719.79	15.57	466,489.22	6.618	178	714	74.07
75.01 - 80.00	35	14,556,518.23	18.68	415,900.52	6.493	175	705	79.55
80.01 - 85.00	1	585,456.32	0.75	585,456.32	6.750	179	627	85.00
85.01 - 90.00	8	2,770,283.80	3.56	346,285.48	6.794	178	663	89.12
90.01 - 95.00	1	25,862.61	0.03	25,862.61	6.375	177	790	95.00
Total	182	$77,919,650.96	100.00%
________
(1)	As of the related cut-off date, the weighted average original Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 64.61%.
(2)	Does not take into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

Original Combined Loan-to-Value Ratios(1)(2)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
50.00 and Below	34	$13,255,856.50	17.01%	389,878.13	6.135	173	721	36.03
50.01 - 55.00	10	4,760,938.72	6.11	476,093.87	6.363	177	711	54.43
55.01 - 60.00	19	5,135,163.48	6.59	270,271.76	6.567	177	675	59.00
60.01 - 65.00	18	8,073,508.42	10.36	448,528.25	6.451	171	698	63.63
65.01 - 70.00	28	15,466,221.91	19.85	552,365.07	6.367	176	715	68.63
70.01 - 75.00	24	11,034,104.76	14.16	459,754.37	6.637	178	720	73.99
75.01 - 80.00	32	13,403,277.22	17.20	418,852.41	6.430	174	708	77.64
80.01 - 85.00	1	585,456.32	0.75	585,456.32	6.750	179	627	85.00
85.01 - 90.00	12	5,376,638.88	6.90	448,053.24	6.900	178	679	82.99
90.01 - 95.00	3	693,862.61	0.89	231,287.54	6.618	180	669	80.56
95.01 - 100.00	1	134,622.14	0.17	134,622.14	5.875	178	743	77.49
Total	182	$77,919,650.96	100.00%
________
(1)	As of the related cut-off date, the weighted average original Combined Loan-to-Value Ratio of the mortgage loans in loan group 2 was approximately 65.61%.
(2)	Takes into account any secondary financing on the mortgage loans in loan group 2 that may exist at the time of origination.

Geographic Distribution of Mortgaged Properties(1)

State	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
California	34	$21,546,312.38	27.65%	633,715.07	6.424	175	727	60.04
New York	14	9,134,993.17	11.72	652,499.51	6.407	179	706	64.14
Florida	25	6,957,323.62	8.93	278,292.94	6.571	170	693	66.72
Texas	22	5,150,895.02	6.61	234,131.59	6.319	172	700	70.42
Massachusetts	6	3,007,483.59	3.86	501,247.27	6.347	178	684	69.38
New Jersey	9	2,988,837.47	3.84	332,093.05	6.616	178	692	67.29
Connecticut	4	2,832,070.26	3.63	708,017.57	6.445	178	711	45.92
New Mexico	4	2,643,388.45	3.39	660,847.11	6.277	178	668	67.12
Virginia	5	2,411,357.83	3.09	482,271.57	6.365	178	686	74.19
Washington	5	2,168,338.78	2.78	433,667.76	6.657	180	686	78.21
Tennessee	4	1,898,695.57	2.44	474,673.89	6.576	160	702	73.48
Nevada	4	1,626,379.39	2.09	406,594.85	6.706	177	749	67.15
Other (less than 2%)	46	15,553,575.43	19.96	338,121.21	6.406	176	704	65.16
Total	182	$77,919,650.96	100.00%
_________
(1)
The Other row in the preceding table includes 23 other states with under 2% concentrations individually. As of the related cut-off date, no more than approximately 1.925% of the mortgage loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

Purpose of Mortgage Loans

Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Purchase	85	$31,387,123.15	40.28%	369,260.27	6.509	177	721	69.98
Refinance (Rate/Term)	38	17,184,664.41	22.05	452,228.01	6.367	174	708	55.07
Refinance (Cash-Out)	59	29,347,863.40	37.66	497,421.41	6.407	175	694	64.45
Total	182	$77,919,650.96	100.00%

Types of Mortgaged Properties

Property Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Low-rise Condominium	24	$6,717,308.01	8.62%	279,887.83	6.490	177	746	64.00
High-rise Condominium	14	7,555,005.73	9.70	539,643.27	6.480	171	690	70.18
Single Family Residence	103	51,252,349.89	65.78	497,595.63	6.439	176	710	63.50
2 - 4 Family Residence	5	1,406,242.08	1.80	281,248.42	6.464	178	692	52.73
Planned Unit Development	35	10,705,092.42	13.74	305,859.78	6.382	176	684	67.55
Condominium Hotel	1	283,652.83	0.36	283,652.83	6.250	175	749	80.00
Total	182	$77,919,650.96	100.00%

Occupancy Types(1)

Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
Primary Residence	108	$53,153,456.53	68.22%	492,161.63	6.408	176	705	64.02
Investment Property	36	8,639,875.37	11.09	239,996.54	6.777	177	714	65.76
Secondary Residence	38	16,126,319.06	20.70	424,376.82	6.360	173	710	65.94
Total	182	$77,919,650.96	100.00%
_________
(1)	Based upon representations of the related borrowers at the time of origination.

Remaining Terms to Maturity(1)

Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average FICO Credit Score	Weighted Average Original Term to Maturity (Months)	Weighted Average Original Loan-to-Value Ratio (%)
117	1	$561,375.74	0.72%	561,375.74	6.250	672	78.77	120
118	2	1,195,893.19	1.53	597,946.60	6.109	783	43.95	120
119	1	109,766.54	0.14	109,766.54	7.125	765	80.00	120
120	3	1,195,000.00	1.53	398,333.33	6.096	701	63.25	120
143	1	773,812.00	0.99	773,812.00	6.000	799	69.23	180
148	1	88,819.42	0.11	88,819.42	7.125	0	68.03	180
150	1	85,080.91	0.11	85,080.91	6.000	703	80.00	180
158	2	283,851.50	0.36	141,925.75	5.937	694	70.00	180
163	1	511,121.18	0.66	511,121.18	6.375	768	36.33	180
169	1	226,515.16	0.29	226,515.16	6.875	700	71.21	180
171	2	427,071.00	0.55	213,535.50	6.936	620	70.97	180
172	3	1,278,220.63	1.64	426,073.54	6.568	777	59.49	180
173	4	547,612.73	0.70	136,903.18	6.295	668	61.25	180
174	2	788,386.88	1.01	394,193.44	6.090	817	70.00	180
175	10	3,121,521.14	4.01	312,152.11	6.179	692	53.08	180
176	10	1,964,285.06	2.52	196,428.51	6.383	711	65.71	180
177	15	6,025,790.03	7.73	401,719.34	6.317	706	63.01	180
178	42	21,695,823.00	27.84	516,567.21	6.397	697	66.29	180
179	41	16,522,205.85	21.20	402,980.63	6.499	723	63.39	180
180	39	20,517,499.00	26.33	526,089.72	6.575	694	67.13	180
Total	182	$77,919,650.96	100.00%
_________
(1) As of the related cut-off date, the weighted average remaining term to maturity of the mortgage loans in loan group 2 was approximately 175 months.

Interest-Only Period at Origination

Interest-Only Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	182	$77,919,650.96	100.00%	428,129.95	6.439	175	707	64.61
Total	182	$77,919,650.96	100.00%

Prepayment Charge Period at Origination

Prepayment Charge Period (Months)	Number of Mortgage Loans	Aggregate Principal Balance Outstanding	Percent of Mortgage Loans in Loan Group 2	Average Principal Balance Outstanding ($)	Weighted Average Mortgage Rate (%)	Weighted Average Remaining Term to Maturity (Months)	Weighted Average FICO Credit Score	Weighted Average Original Loan-to-Value Ratio (%)
0	182	$77,919,650.96	100.00%	428,129.95	6.439	175	707	64.61
Total	182	$77,919,650.96	100.00%

Annex B

[Certificateholder Monthly Distribution Summary]

THE BANK OF NEW YORK
101 Barclay Street, 4West			Distribution Date: 10/25/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steve Chrysanthis	212-815-6146

CWALT, Inc.
Alternative Loan Trust 2007-25
Series 2007-25

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02151UAA4	Senior	Fix-30/360	73,500,000.00	6.500000	357,521.29	398,125.00	755,646.29	-	73,142,478.71	-
1A2	02151UAB2	Senior	Fix-30/360	64,200,000.00	6.500000	312,283.91	347,750.00	660,033.91	-	63,887,716.09	-
1A3	02151UAS5	Senior	Fix-30/360	313,500,000.00	6.500000	1,524,937.77	1,698,125.00	3,223,062.77	-	311,975,062.23	-
1A4	02151UAT3	Senior	Fix-30/360	37,697,000.00	6.500000	183,367.08	204,192.08	387,559.16	-	37,513,632.92	-
1A5	02151UAU0	Senior	Fix-30/360	3,300,000.00	6.500000	16,051.98	17,875.00	33,926.98	-	3,283,948.02	-
1A6	02151UAV8	Senior	Fix-30/360	47,200,000.00	6.500000	229,591.91	255,666.67	485,258.57	-	46,970,408.09	-
1A7	02151UAW6	Senior	Fix-30/360	88,197,000.00	6.500000	429,010.96	477,733.75	906,744.71	-	87,767,989.04	-
1A8	02151UAX4	Senior	Fix-30/360	50,500,000.00	6.500000	245,643.88	273,541.67	519,185.55	-	50,254,356.12	-
1X	02151UAC0	Strip IO	Var-30/360	382,433,847.00	0.582529	-	185,648.91	185,648.91	-	380,335,253.44	-
PO1	02151UAD8	Strip PO	Fix-30/360	10,052,008.00	0.000000	12,605.91	-	12,605.91	-	10,039,402.09	-
2A1	02151UAE6	Senior	Fix-30/360	66,130,000.00	6.000000	565,262.48	330,650.00	895,912.48	-	65,564,737.52	-
2A2	02151UAF3	Senior	Fix-30/360	4,962,000.00	6.000000	42,413.92	24,810.00	67,223.92	-	4,919,586.08	-
2X	02151UAG1	Strip IO	Var-30/360	52,278,777.00	0.442855	-	19,293.27	19,293.27	-	52,065,670.31	-
PO2	02151UAH9	Strip PO	Fix-30/360	983,151.00	0.000000	15,403.26	-	15,403.26	-	967,747.74	-
AR	02151UAJ5	Senior	Fix-30/360	100.00	6.500000	100.00	0.76	100.76	-	-	-

M	02151UAK2	Mezzanine	Var-30/360	27,213,000.00	6.442014	73,724.50	146,088.76	219,813.27	-	27,139,275.50	-
B1	02151UAL0	Junior	Var-30/360	8,399,000.00	6.442014	22,754.28	45,088.73	67,843.00	-	8,376,245.72	-
B2	02151UAM8	Junior	Var-30/360	3,359,600.00	6.442014	9,101.71	18,035.49	27,137.20	-	3,350,498.29	-
B3	02151UAP1	Junior	Var-30/360	5,711,400.00	6.442014	15,473.12	30,660.76	46,133.89	-	5,695,926.88	-
B4	02151UAQ9	Junior	Var-30/360	2,351,800.00	6.442014	6,371.41	12,625.27	18,996.69	-	2,345,428.59	-
B5	02151UAR7	Junior	Var-30/360	3,360,592.01	6.442014	9,104.40	18,040.82	27,145.21	0.05	3,351,487.56	0.05

Totals				671,919,651.01		3,396,068.93	3,752,676.52	7,148,745.45	0.05	668,523,582.03	0.05

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02151UAA4	73,500,000.00	73,500,000.00	357,521.29	-	-	357,521.29	-	-	73,142,478.71	0.995135765
1A2	02151UAB2	64,200,000.00	64,200,000.00	312,283.91	-	-	312,283.91	-	-	63,887,716.09	0.995135765
1A3	02151UAS5	313,500,000.00	313,500,000.00	1,524,937.77	-	-	1,524,937.77	-	-	311,975,062.23	0.995135765
1A4	02151UAT3	37,697,000.00	37,697,000.00	183,367.08	-	-	183,367.08	-	-	37,513,632.92	0.995135765
1A5	02151UAU0	3,300,000.00	3,300,000.00	16,051.98	-	-	16,051.98	-	-	3,283,948.02	0.995135765
1A6	02151UAV8	47,200,000.00	47,200,000.00	229,591.91	-	-	229,591.91	-	-	46,970,408.09	0.995135765
1A7	02151UAW6	88,197,000.00	88,197,000.00	429,010.96	-	-	429,010.96	-	-	87,767,989.04	0.995135765
1A8	02151UAX4	50,500,000.00	50,500,000.00	245,643.88	-	-	245,643.88	-	-	50,254,356.12	0.995135765
1X	02151UAC0	382,433,847.00	382,433,847.00	-	-	-	-	-	-	380,335,253.44	0.994512532
PO1	02151UAD8	10,052,008.00	10,052,008.00	12,605.91	-	-	12,605.91	-	-	10,039,402.09	0.998745931
2A1	02151UAE6	66,130,000.00	66,130,000.00	565,262.48	-	-	565,262.48	-	-	65,564,737.52	0.991452253
2A2	02151UAF3	4,962,000.00	4,962,000.00	42,413.92	-	-	42,413.92	-	-	4,919,586.08	0.991452253
2X	02151UAG1	52,278,777.00	52,278,777.00	-	-	-	-	-	-	52,065,670.31	0.995923648
PO2	02151UAH9	983,151.00	983,151.00	15,403.26	-	-	15,403.26	-	-	967,747.74	0.984332759
AR	02151UAJ5	100.00	100.00	100.00	-	-	100.00	-	-	-	0.000000000

M	02151UAK2	27,213,000.00	27,213,000.00	73,724.50	-	-	73,724.50	-	-	27,139,275.50	0.997290835
B1	02151UAL0	8,399,000.00	8,399,000.00	22,754.28	-	-	22,754.28	-	-	8,376,245.72	0.997290835
B2	02151UAM8	3,359,600.00	3,359,600.00	9,101.71	-	-	9,101.71	-	-	3,350,498.29	0.997290835
B3	02151UAP1	5,711,400.00	5,711,400.00	15,473.12	-	-	15,473.12	-	-	5,695,926.88	0.997290835
B4	02151UAQ9	2,351,800.00	2,351,800.00	6,371.41	-	-	6,371.41	-	-	2,345,428.59	0.997290835
B5	02151UAR7	3,360,592.01	3,360,592.01	9,104.40	-	-	9,104.40	-	0.05	3,351,487.56	0.997290820

Totals		671,919,651.01	671,919,651.01	3,396,068.93	-	-	3,396,068.93	-	0.05	668,523,582.03

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Interest Paid	Interest Carryforward After Dist.	Net Rate Carryover After Dist.
1A1	73,500,000.00	6.500000	6.500000	398,125.00	-	-	398,125.00	398,125.00	-	-
1A2	64,200,000.00	6.500000	6.500000	347,750.00	-	-	347,750.00	347,750.00	-	-
1A3	313,500,000.00	6.500000	6.500000	1,698,125.00	-	-	1,698,125.00	1,698,125.00	-	-
1A4	37,697,000.00	6.500000	6.500000	204,192.08	-	-	204,192.08	204,192.08	-	-
1A5	3,300,000.00	6.500000	6.500000	17,875.00	-	-	17,875.00	17,875.00	-	-
1A6	47,200,000.00	6.500000	6.500000	255,666.67	-	-	255,666.67	255,666.67	-	-
1A7	88,197,000.00	6.500000	6.500000	477,733.75	-	-	477,733.75	477,733.75	-	-
1A8	50,500,000.00	6.500000	6.500000	273,541.67	-	-	273,541.67	273,541.67	-	-
1X	382,433,847.00	0.582529	0.582529	185,648.91	-	-	185,648.91	185,648.91	-	-
PO1	10,052,008.00	0.000000	0.000000	-	-	-	-	-	-	-
2A1	66,130,000.00	6.000000	6.000000	330,650.00	-	-	330,650.00	330,650.00	-	-
2A2	4,962,000.00	6.000000	6.000000	24,810.00	-	-	24,810.00	24,810.00	-	-
2X	52,278,777.00	0.442855	0.442855	19,293.27	-	-	19,293.27	19,293.27	-	-
PO2	983,151.00	0.000000	0.000000	-	-	-	-	-	-	-
AR	100.00	6.500000	9.082627	0.54	-	-	0.54	0.76	-	-

M	27,213,000.00	6.442014	6.442014	146,088.76	-	-	146,088.76	146,088.76	-	-
B1	8,399,000.00	6.442014	6.442014	45,088.73	-	-	45,088.73	45,088.73	-	-
B2	3,359,600.00	6.442014	6.442014	18,035.49	-	-	18,035.49	18,035.49	-	-
B3	5,711,400.00	6.442014	6.442014	30,660.76	-	-	30,660.76	30,660.76	-	-
B4	2,351,800.00	6.442014	6.442014	12,625.27	-	-	12,625.27	12,625.27	-	-
B5	3,360,592.01	6.442014	6.442014	18,040.82	-	-	18,040.82	18,040.82	-	-

Totals	671,919,651.01			3,752,676.30	-	-	3,752,676.30	3,752,676.52	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02151UAA4	73,500,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1A2	02151UAB2	64,200,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1A3	02151UAS5	313,500,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1A4	02151UAT3	37,697,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1A5	02151UAU0	3,300,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1A6	02151UAV8	47,200,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1A7	02151UAW6	88,197,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1A8	02151UAX4	50,500,000.00	1000.000000000	4.864235305	5.416666667	995.135764695	6.500000
1X	02151UAC0	382,433,847.00	1000.000000000	0.000000000	0.485440576	994.512531837	0.582529
PO1	02151UAD8	10,052,008.00	1000.000000000	1.254068626	0.000000000	998.745931374	0.000000
2A1	02151UAE6	66,130,000.00	1000.000000000	8.547746588	5.000000000	991.452253412	6.000000
2A2	02151UAF3	4,962,000.00	1000.000000000	8.547746588	5.000000000	991.452253412	6.000000
2X	02151UAG1	52,278,777.00	1000.000000000	0.000000000	0.369045889	995.923648137	0.442855
PO2	02151UAH9	983,151.00	1000.000000000	15.667241197	0.000000000	984.332758803	0.000000
AR	02151UAJ5	100.00	1000.000000000	1000.000000000	7.568855880	0.000000000	6.500000

M	02151UAK2	27,213,000.00	1000.000000000	2.709164895	5.368344618	997.290835105	6.442014
B1	02151UAL0	8,399,000.00	1000.000000000	2.709164895	5.368344618	997.290835105	6.442014
B2	02151UAM8	3,359,600.00	1000.000000000	2.709164895	5.368344618	997.290835105	6.442014
B3	02151UAP1	5,711,400.00	1000.000000000	2.709164895	5.368344618	997.290835105	6.442014
B4	02151UAQ9	2,351,800.00	1000.000000000	2.709164895	5.368344618	997.290835105	6.442014
B5	02151UAR7	3,360,592.01	1000.000000000	2.709164895	5.368344618	997.290820227	6.442014

Totals		671,919,651.01	1000.000000000	5.054278328	5.585007842	994.945721598

THE BANK OF NEW YORK
101 Barclay Street, 4West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steve Chrysanthis	212-815-6146

CWALT, Inc.
Alternative Loan Trust 2007-25
Series 2007-25

Pool Level Data
Distribution Date	10/25/2007
Cut-off Date	9/1/2007
Record Date	9/28/2007
Determination Date	10/22/2007
LIBOR Determination Date	9/26/2007
Accrual Period 30/360	Begin	9/1/2007
End	10/1/2007
Number of Days in 30/360 Accrual Period	30

Prefunding Detail

Group I	Group II	Total
Target Funding Balance	594,000,000.00	77,919,650.96	671,919,650.96
Initial Funded Balance	456,238,740.28	77,919,650.96	534,158,391.24
Initial Unfunded Balance	137,761,259.72	-	137,761,259.72
Supplemental Loan Deposit from Prefunding Account	-	-	-
Final Unfunded Balance	137,761,259.72	-	137,761,259.72

Ending Unfunded Amounts will be passed
through as Principal at the End of the
Prefunding Period

Collateral Detail

Original Mortgage Loan Details

Group I	Group II	Total
Original Aggregate Loan Count	775	182	957
Original Stated Principal Balance	594,000,000.00	77,919,650.96	671,919,650.96
Original Weighted Average Mortgage Rate	6.98472%	6.43911%
Original Weighted Average Net Mortgage Rate	6.76505%	6.22142%
Original Weighted Average Remaining Term	274	174

Current Mortgage Loan Details

Group I	Group II	Total
Beginning Aggregate Loan Count	775	182	957
Loans Paid Off or otherwise removed pursuant to the PSA	4	0	4
Ending Aggregate Loan Count	771	182	953

Beginning Pool Stated Principal Balance	594,000,000.00	77,919,650.96	671,919,650.96
Scheduled Principal	1,527,024.24	271,425.59	1,798,449.83
Unscheduled Principal	1,225,628.07	371,991.03	1,597,619.10
Realized Principal Losses	-	-	-
Ending Pool Stated Principal Balance	591,247,347.69	77,276,234.34	668,523,582.03

Weighted Averages

Group I	Group II
Beginning Weighted Average Mortgage Rate	6.98472%	6.43911%
Beginning Weighted Average Net Mortgage Rate	6.76505%	6.22142%
Ending Weighted Average Mortgage Rate	6.98230%	6.44103%
Ending Weighted Average Net Mortgage Rate	6.76260%	6.22330%

Beginning Weighted Average Remaining Term to Maturity	274	174
Ending Weighted Average Remaining Term to Maturity	274	174

Loan Substitution

Group I	Group II	Total
Aggregate Stated of Principal Balances Removed	-	-	-
Aggregate Stated of Principal Balance Added	-	-	-
Aggregate Principal Substitution Shortfall Amount	-	-	-

Fees of the Trust

Group I	Group II	Total
Gross Master Servicing Fee	99,931.20	13,501.25	113,432.45
Net Master Servicing Fee	99,931.20	13,501.25	113,432.45
Trustee Fee	4,455.00	584.40	5,039.40
Lpmi	4,351.33	49.88	4,401.21
Total Net Loan Fees	108,737.54	14,135.52	122,873.06

Servicer Advances

Group I	Group II	Total
Principal Advances	4,478.47	3,505.19	7,983.66
Interest Advances	39,421.59	6,130.68	45,552.27
Reimbursement for Principal & Interest Advances	-	-	-
Reimbursement for Nonrecoverable Advances	-	-	-
Amount of Stop Advances	0	0
Total Advances	43,900.06	9,635.87	53,535.93

Mortgage Prepayment Details

Group I	Group II	Total
Principal Balance of Loans Paid in Full	648,280.24	-	648,280.24
Prepayment Interest Excess	-	-	-
Prepayment Interest Shortfall	-	-	-
Compensating Interest	-	-	-
Non-Supported Prepayment Interest Shortfall	-	-	-
CPR %	2.45435%	5.59978%
SMM %	0.20687%	0.47907%

Net Interest Shortfalls

Group I	Group II	Total
Net Prepayment Interest Shortfalls	-	-	-
Relief Act Reduction Shortfalls	-	-	-
Total Net Interest Shortfalls	-	-	-

Delinquency Information

Delinquency Info	Group 1	Group 2	Total

30-59 Days	6,659,800.03	1.12640%	1,061,122.25	1.37315%	7,720,922.28	1.15492%
11	1.42672%	3	1.64835%	14	1.46905%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Total	6,659,800.03	1.12640%	1,061,122.25	1.37315%	7,720,922.28	1.15492%
11	1.42672%	3	1.64835%	14	1.46905%

Foreclosure Info	Group 1	Group 2	Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info	Group 1	Group 2	Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

REO Info	Group 1	Group 2	Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 1	Group 2	Total

All	-	0.00000%	-	0.00000%	-	0.00000%
0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency	Group 1	Group 2	Total

All	6,659,800.03	1.12640%	1,061,122.25	1.37315%	7,720,922.28	1.15492%
11	1.42672%	3	1.64835%	14	1.46905%
60+ Delinquency, Foreclosure, Bankruptcy &
REO Totals

Group I	Group II	Total
Current	-	-	-
One-Month Prior	-	-	-
Two-Month Prior	-	-	-
Three-Month Prior	-	-	-
Four-Month Prior	-	-	-
Five-Month Prior	-	-	-

60+ Delinquency Average	-	-	-

Passing Delinquency Trigger Test	YES

Realized Loss Detail

Group I	Group II	Total
Current Period Realized Losses	-	-	-
Cumulative Realized Losses	-	-	-
Total Liquidated Loan Balance	-	-	-
Total Liquidated Proceeds	-	-	-
Subsequent Recoveries	-	-	-

Loss Test Pass ?	YES

Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

N/A

Group II

N/A

Servicer Remittance Summary

Interest

Group I	Group II	Total
Scheduled Interest Collected	2,681,228.28	418,111.26	3,099,339.54
Plus: Compensating Interest	-	-	-
Less: Master Servicer Fee	99,931.20	13,501.25	113,432.45
Less: Mortgage Loan Premiums	4,351.33	49.88	4,401.21
Less: Excess Master Servicing Fee	-	-	-
Total Interest Available	2,576,945.74	404,560.14	2,981,505.88

Principal

Group I	Group II	Total
Scheduled Principal	199,024.24	271,425.59	470,449.83
Paid in Full Principal	648,280.24	-	648,280.24
Curtailment Principal	577,347.83	371,991.03	949,338.86
Liquidation Principal	-	-	-
Repurchased Principal	1,328,000.00	-	1,328,000.00
Substitution Adjustment Principal	-	-	-
Unanticipated Principal Recoveries	-	-	-
Total Principal Available	2,752,652.31	643,416.62	3,396,068.93

Other Amounts

Group I	Group II	Total
Prepayment Penalties	-	-	-
Other Required Amounts	-	-	-
Total Other Remittance Amounts	-	-	-

Total Servicer Remittance	5,329,598.05	1,047,976.76	6,377,574.81

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance	6,377,574.81
Corridor Contract Proceeds Needed	-
Capitalized Interest	776,210.03
Supplemental Loan Deposit	-
Corridor Reserve Fund withdrawal	-
Principal Reserve Fund withdrawal	-
Other Amounts	-
Total Amounts Available	7,153,784.84

Distribution Payments

Trustee Fee	5,039.40
Class Payments	7,148,745.44
Total Payments	7,153,784.84

Trust Accounts

Distribution Account

Beginning Balance	-
Deposits	7,153,784.84
Withdrawals	7,153,784.84
Ending Balance	-

Supplemental Loan Account

Beginning Balance	137,761,259.72
Deposit	-
Withdrawal	-
Ending Balance	137,761,259.72

Capitalized Interest Account

Beginning Balance	1,552,419.47
Deposit	-
Withdrawal	776,210.03
Ending Balance	776,209.44

Exchangeable Certificates Distribution
Account

Beginnning Balance	-
Deposit	-
Withdrawal	-
Ending Balance	-

Senior Principal Distribution Amounts

PO Principal Amounts

Group I	Group II	Total
Beginning PO Balance	10,052,009.16	983,151.46	11,035,160.63
PO Scheduled Principal	4,038.75	3,711.62	7,750.37
PO Prepayments & Recoveries	8,567.15	11,691.65	20,258.80
PO Liquidation Principal	-	-	-
PO Principal Loss	-	-	-
Ending PO Balance	10,039,403.26	967,748.20	11,007,151.46

NON-PO Principal Amounts

Group I	Group II	Total
Beginning Non-PO Balance	583,947,990.84	76,936,499.50	660,884,490.33
Non-PO Scheduled Principal	1,522,985.49	267,713.97	1,790,699.46
Non-PO Prepayments & Recoveries	1,217,060.92	360,299.38	1,577,360.30
Non-PO Liquidation Principal	-	-	-
Non-PO Principal Loss	-	-	-
Ending Non-PO Balance	581,207,944.43	76,308,486.14	657,516,430.57

Principal Distribution Amounts

Senior and Subordinate Percentages

Group I	Group II
Senior Percentage Original	92.37074%	92.40348%
Senior Prepayment Percentage Original	100.00000%	100.00000%
Senior Percentage	92.37074%	92.40348%
Senior Prepayment Percentage	100.00000%	100.00000%
Subordinate Percentages	7.62926%	7.59652%
Subordinate Prepayment Percentage	0.00000%	0.00000%

Principal Distribution Amounts

Group I	Group II	Total
Senior Principal Distribution Amount	2,623,853.93	607,676.40	3,231,530.33
Subordinate Principal Distribution Amount	147,012.79
PO Principal Distribution Amount	12,605.91	15,403.26	28,009.17
Total Principal Distribution Amount	4,673,957.31	4,673,957.31	9,347,914.62

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	760,221,259.00	756,287,064.65
Class A Percentage	93.783080%	93.768630%

Class M	27,213,000.00	27,139,275.50
Class M Percentage	3.357074%	3.364877%

Class B1	8,399,000.00	8,376,245.72
Class B1 Percentage	1.036125%	1.038533%

Class B2	3,359,600.00	3,350,498.29
Class B2 Percentage	0.414450%	0.415413%

Class B3	5,711,400.00	5,695,926.88
Class B3 Percentage	0.704575%	0.706212%

Class B4	2,351,800.00	2,345,428.59
Class B4 Percentage	0.290125%	0.290799%

Class B5	3,360,592.01	3,351,487.56
Class B5 Percentage	0.414572%	0.415536%

Prepayment Penalties

Group I	Group II	Total
Prepayment Charges	-	-	-

Loan ID	Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

162130627	157,600.00	10/12/2007	-	MO	8.500	3	Paid in Full
163305161	491,116.32	10/15/2007	-	CA	6.625	2	Paid in Full

Group II

N/A

Stratification Tables

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	2	0.259	90,691.26	0.015
50,000.00	-	75,000.00	1	0.130	63,384.00	0.011
75,000.00	-	100,000.00	7	0.908	634,893.01	0.107
100,000.00	-	125,000.00	6	0.778	686,712.59	0.116
125,000.00	-	150,000.00	5	0.649	679,085.79	0.115
150,000.00	-	175,000.00	5	0.649	820,174.61	0.139
175,000.00	-	200,000.00	8	1.038	1,519,293.92	0.257
200,000.00	-	225,000.00	3	0.389	627,207.12	0.106
225,000.00	-	250,000.00	12	1.556	2,883,759.52	0.488
250,000.00	-	275,000.00	4	0.519	1,038,689.57	0.176
275,000.00	-	300,000.00	9	1.167	2,593,234.34	0.439
300,000.00	-	325,000.00	4	0.519	1,269,298.27	0.215
325,000.00	-	350,000.00	6	0.778	2,026,317.44	0.343
350,000.00	-	375,000.00	4	0.519	1,429,158.66	0.242
375,000.00	-	400,000.00	7	0.908	2,739,457.74	0.463
400,000.00	-	425,000.00	17	2.205	7,144,375.19	1.208
425,000.00	-	450,000.00	81	10.506	35,581,754.24	6.018
450,000.00	-	475,000.00	64	8.301	29,740,152.65	5.030
475,000.00	-	500,000.00	85	11.025	41,704,746.59	7.054
500,000.00	-	525,000.00	49	6.355	25,074,315.84	4.241
525,000.00	-	550,000.00	50	6.485	26,913,900.80	4.552
550,000.00	-	575,000.00	34	4.410	19,143,612.86	3.238
575,000.00	-	600,000.00	49	6.355	28,900,135.32	4.888
600,000.00	-	625,000.00	41	5.318	25,209,125.13	4.264
625,000.00	-	650,000.00	48	6.226	30,820,971.10	5.213
650,000.00	-	675,000.00	9	1.167	5,974,637.73	1.011
675,000.00	-	700,000.00	14	1.816	9,661,791.83	1.634
700,000.00	-	725,000.00	9	1.167	6,409,250.78	1.084
725,000.00	-	750,000.00	13	1.686	9,596,066.11	1.623
750,000.00	-	775,000.00	6	0.778	4,566,505.26	0.772
775,000.00	-	800,000.00	10	1.297	7,943,886.75	1.344
>		800,000.00	109	14.137	257,760,761.67	43.596
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	8	4.396	311,422.55	0.403
50,000.00	-	75,000.00	14	7.692	824,669.00	1.067
75,000.00	-	100,000.00	11	6.044	952,517.32	1.233
100,000.00	-	125,000.00	11	6.044	1,257,286.64	1.627
125,000.00	-	150,000.00	13	7.143	1,812,229.91	2.345
150,000.00	-	175,000.00	2	1.099	319,681.15	0.414
175,000.00	-	200,000.00	9	4.945	1,702,906.44	2.204
200,000.00	-	225,000.00	3	1.648	642,973.15	0.832
225,000.00	-	250,000.00	8	4.396	1,876,259.19	2.428
250,000.00	-	275,000.00	1	0.549	253,658.39	0.328
275,000.00	-	300,000.00	3	1.648	874,694.69	1.132
300,000.00	-	325,000.00	1	0.549	318,350.47	0.412
325,000.00	-	350,000.00	2	1.099	669,884.24	0.867
350,000.00	-	375,000.00	1	0.549	365,010.15	0.472
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	3	1.648	1,248,527.36	1.616
425,000.00	-	450,000.00	7	3.846	3,066,814.31	3.969
450,000.00	-	475,000.00	7	3.846	3,249,322.92	4.205
475,000.00	-	500,000.00	3	1.648	1,462,486.34	1.893
500,000.00	-	525,000.00	10	5.495	5,158,237.20	6.675
525,000.00	-	550,000.00	4	2.198	2,156,933.16	2.791
550,000.00	-	575,000.00	6	3.297	3,346,131.19	4.330
575,000.00	-	600,000.00	3	1.648	1,777,568.72	2.300
600,000.00	-	625,000.00	8	4.396	4,917,093.25	6.363
625,000.00	-	650,000.00	10	5.495	6,394,993.49	8.275
650,000.00	-	675,000.00	1	0.549	664,754.95	0.860
675,000.00	-	700,000.00	4	2.198	2,754,651.07	3.565
700,000.00	-	725,000.00	1	0.549	711,994.67	0.921
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	3	1.648	2,266,782.38	2.933
775,000.00	-	800,000.00	2	1.099	1,577,962.86	2.042
>		800,000.00	23	12.637	24,340,437.18	31.498
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	3	0.389	2,272,113.29	0.384
5.750000000000	-	6.000000000000	21	2.724	12,202,912.01	2.064
6.000000000000	-	6.250000000000	44	5.707	27,331,177.29	4.623
6.250000000000	-	6.500000000000	128	16.602	131,102,669.02	22.174
6.500000000000	-	6.750000000000	154	19.974	87,901,292.32	14.867
6.750000000000	-	7.000000000000	131	16.991	80,454,535.62	13.608
7.000000000000	-	7.250000000000	80	10.376	46,360,353.69	7.841
7.250000000000	-	7.500000000000	75	9.728	128,592,995.30	21.749
7.500000000000	-	7.750000000000	46	5.966	29,728,444.19	5.028
7.750000000000	-	8.000000000000	30	3.891	15,253,692.54	2.580
>		8.000000000000	59	7.652	30,047,162.42	5.082
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	1	0.549	141,454.90	0.183
5.250000000000	-	5.500000000000	3	1.648	346,292.46	0.448
5.500000000000	-	5.750000000000	4	2.198	1,338,132.33	1.732
5.750000000000	-	6.000000000000	29	15.934	16,206,364.87	20.972
6.000000000000	-	6.250000000000	29	15.934	13,440,739.41	17.393
6.250000000000	-	6.500000000000	45	24.725	17,898,852.18	23.162
6.500000000000	-	6.750000000000	23	12.637	13,249,041.16	17.145
6.750000000000	-	7.000000000000	24	13.187	9,451,730.08	12.231
7.000000000000	-	7.250000000000	8	4.396	1,204,018.10	1.558
7.250000000000	-	7.500000000000	7	3.846	2,788,776.63	3.609
7.500000000000	-	7.750000000000	2	1.099	127,799.10	0.165
7.750000000000	-	8.000000000000	3	1.648	865,811.20	1.120
>		8.000000000000	4	2.198	217,221.92	0.281
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.259	137,761,259.72	23.300
120	-	180	0	0.000	-	0.000
180	-	300	5	0.649	2,405,964.62	0.407
300	-	360	764	99.092	451,080,123.35	76.293
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	7	3.846	3,036,470.04	3.929
120	-	180	175	96.154	74,239,764.30	96.071
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	244	31.647	138,011,779.70	23.342
		FL	72	9.339	45,412,984.30	7.681
		AZ	27	3.502	15,561,348.04	2.632
		VA	23	2.983	14,503,857.09	2.453
		WA	22	2.853	13,250,028.57	2.241
		CO	14	1.816	8,391,273.41	1.419
		Others	369	47.860	356,116,076.58	60.231
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	34	18.681	21,441,333.16	27.746
		FL	25	13.736	6,923,761.79	8.960
		AZ	4	2.198	683,389.62	0.884
		VA	5	2.747	2,403,161.48	3.110
		WA	5	2.747	2,159,670.51	2.795
		CO	4	2.198	1,151,139.23	1.490
		Others	105	57.692	42,513,778.55	55.015
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	2	0.259	90,691.26	0.015
50,000.00	-	75,000.00	1	0.130	63,384.00	0.011
75,000.00	-	100,000.00	7	0.908	634,893.01	0.107
100,000.00	-	125,000.00	6	0.778	686,712.59	0.116
125,000.00	-	150,000.00	5	0.649	679,085.79	0.115
150,000.00	-	175,000.00	5	0.649	820,174.61	0.139
175,000.00	-	200,000.00	8	1.038	1,519,293.92	0.257
200,000.00	-	225,000.00	3	0.389	627,207.12	0.106
225,000.00	-	250,000.00	12	1.556	2,883,759.52	0.488
250,000.00	-	275,000.00	4	0.519	1,038,689.57	0.176
275,000.00	-	300,000.00	9	1.167	2,593,234.34	0.439
300,000.00	-	325,000.00	4	0.519	1,269,298.27	0.215
325,000.00	-	350,000.00	6	0.778	2,026,317.44	0.343
350,000.00	-	375,000.00	4	0.519	1,429,158.66	0.242
375,000.00	-	400,000.00	7	0.908	2,739,457.74	0.463
400,000.00	-	425,000.00	17	2.205	7,144,375.19	1.208
425,000.00	-	450,000.00	81	10.506	35,581,754.24	6.018
450,000.00	-	475,000.00	64	8.301	29,740,152.65	5.030
475,000.00	-	500,000.00	85	11.025	41,704,746.59	7.054
500,000.00	-	525,000.00	49	6.355	25,074,315.84	4.241
525,000.00	-	550,000.00	50	6.485	26,913,900.80	4.552
550,000.00	-	575,000.00	34	4.410	19,143,612.86	3.238
575,000.00	-	600,000.00	49	6.355	28,900,135.32	4.888
600,000.00	-	625,000.00	41	5.318	25,209,125.13	4.264
625,000.00	-	650,000.00	48	6.226	30,820,971.10	5.213
650,000.00	-	675,000.00	9	1.167	5,974,637.73	1.011
675,000.00	-	700,000.00	14	1.816	9,661,791.83	1.634
700,000.00	-	725,000.00	9	1.167	6,409,250.78	1.084
725,000.00	-	750,000.00	13	1.686	9,596,066.11	1.623
750,000.00	-	775,000.00	6	0.778	4,566,505.26	0.772
775,000.00	-	800,000.00	10	1.297	7,943,886.75	1.344
>		800,000.00	109	14.137	257,760,761.67	43.596
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	8	4.396	311,422.55	0.403
50,000.00	-	75,000.00	14	7.692	824,669.00	1.067
75,000.00	-	100,000.00	11	6.044	952,517.32	1.233
100,000.00	-	125,000.00	11	6.044	1,257,286.64	1.627
125,000.00	-	150,000.00	13	7.143	1,812,229.91	2.345
150,000.00	-	175,000.00	2	1.099	319,681.15	0.414
175,000.00	-	200,000.00	9	4.945	1,702,906.44	2.204
200,000.00	-	225,000.00	3	1.648	642,973.15	0.832
225,000.00	-	250,000.00	8	4.396	1,876,259.19	2.428
250,000.00	-	275,000.00	1	0.549	253,658.39	0.328
275,000.00	-	300,000.00	3	1.648	874,694.69	1.132
300,000.00	-	325,000.00	1	0.549	318,350.47	0.412
325,000.00	-	350,000.00	2	1.099	669,884.24	0.867
350,000.00	-	375,000.00	1	0.549	365,010.15	0.472
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	3	1.648	1,248,527.36	1.616
425,000.00	-	450,000.00	7	3.846	3,066,814.31	3.969
450,000.00	-	475,000.00	7	3.846	3,249,322.92	4.205
475,000.00	-	500,000.00	3	1.648	1,462,486.34	1.893
500,000.00	-	525,000.00	10	5.495	5,158,237.20	6.675
525,000.00	-	550,000.00	4	2.198	2,156,933.16	2.791
550,000.00	-	575,000.00	6	3.297	3,346,131.19	4.330
575,000.00	-	600,000.00	3	1.648	1,777,568.72	2.300
600,000.00	-	625,000.00	8	4.396	4,917,093.25	6.363
625,000.00	-	650,000.00	10	5.495	6,394,993.49	8.275
650,000.00	-	675,000.00	1	0.549	664,754.95	0.860
675,000.00	-	700,000.00	4	2.198	2,754,651.07	3.565
700,000.00	-	725,000.00	1	0.549	711,994.67	0.921
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	3	1.648	2,266,782.38	2.933
775,000.00	-	800,000.00	2	1.099	1,577,962.86	2.042
>		800,000.00	23	12.637	24,340,437.18	31.498
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	0	0.000	-	0.000
5.250000000000	-	5.500000000000	0	0.000	-	0.000
5.500000000000	-	5.750000000000	3	0.389	2,272,113.29	0.384
5.750000000000	-	6.000000000000	21	2.724	12,202,912.01	2.064
6.000000000000	-	6.250000000000	44	5.707	27,331,177.29	4.623
6.250000000000	-	6.500000000000	128	16.602	131,102,669.02	22.174
6.500000000000	-	6.750000000000	154	19.974	87,901,292.32	14.867
6.750000000000	-	7.000000000000	131	16.991	80,454,535.62	13.608
7.000000000000	-	7.250000000000	80	10.376	46,360,353.69	7.841
7.250000000000	-	7.500000000000	75	9.728	128,592,995.30	21.749
7.500000000000	-	7.750000000000	46	5.966	29,728,444.19	5.028
7.750000000000	-	8.000000000000	30	3.891	15,253,692.54	2.580
>		8.000000000000	59	7.652	30,047,162.42	5.082
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.250000000000	1	0.549	141,454.90	0.183
5.250000000000	-	5.500000000000	3	1.648	346,292.46	0.448
5.500000000000	-	5.750000000000	4	2.198	1,338,132.33	1.732
5.750000000000	-	6.000000000000	29	15.934	16,206,364.87	20.972
6.000000000000	-	6.250000000000	29	15.934	13,440,739.41	17.393
6.250000000000	-	6.500000000000	45	24.725	17,898,852.18	23.162
6.500000000000	-	6.750000000000	23	12.637	13,249,041.16	17.145
6.750000000000	-	7.000000000000	24	13.187	9,451,730.08	12.231
7.000000000000	-	7.250000000000	8	4.396	1,204,018.10	1.558
7.250000000000	-	7.500000000000	7	3.846	2,788,776.63	3.609
7.500000000000	-	7.750000000000	2	1.099	127,799.10	0.165
7.750000000000	-	8.000000000000	3	1.648	865,811.20	1.120
>		8.000000000000	4	2.198	217,221.92	0.281
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.259	137,761,259.72	23.300
120	-	180	0	0.000	-	0.000
180	-	300	5	0.649	2,405,964.62	0.407
300	-	360	764	99.092	451,080,123.35	76.293
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	7	3.846	3,036,470.04	3.929
120	-	180	175	96.154	74,239,764.30	96.071
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	244	31.647	138,011,779.70	23.342
		FL	72	9.339	45,412,984.30	7.681
		AZ	27	3.502	15,561,348.04	2.632
		VA	23	2.983	14,503,857.09	2.453
		WA	22	2.853	13,250,028.57	2.241
		CO	14	1.816	8,391,273.41	1.419
		Others	369	47.860	356,116,076.58	60.231
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	34	18.681	21,441,333.16	27.746
		FL	25	13.736	6,923,761.79	8.960
		AZ	4	2.198	683,389.62	0.884
		VA	5	2.747	2,403,161.48	3.110
		WA	5	2.747	2,159,670.51	2.795
		CO	4	2.198	1,151,139.23	1.490
		Others	105	57.692	42,513,778.55	55.015
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	2	0.259	90,691.26	0.015
50,000.00	-	75,000.00	1	0.130	63,384.00	0.011
75,000.00	-	100,000.00	7	0.908	634,893.01	0.107
100,000.00	-	125,000.00	6	0.778	686,712.59	0.116
125,000.00	-	150,000.00	5	0.649	679,085.79	0.115
150,000.00	-	175,000.00	5	0.649	820,174.61	0.139
175,000.00	-	200,000.00	8	1.038	1,519,293.92	0.257
200,000.00	-	225,000.00	3	0.389	627,207.12	0.106
225,000.00	-	250,000.00	12	1.556	2,883,759.52	0.488
250,000.00	-	275,000.00	4	0.519	1,038,689.57	0.176
275,000.00	-	300,000.00	9	1.167	2,593,234.34	0.439
300,000.00	-	325,000.00	4	0.519	1,269,298.27	0.215
325,000.00	-	350,000.00	6	0.778	2,026,317.44	0.343
350,000.00	-	375,000.00	4	0.519	1,429,158.66	0.242
375,000.00	-	400,000.00	7	0.908	2,739,457.74	0.463
400,000.00	-	425,000.00	17	2.205	7,144,375.19	1.208
425,000.00	-	450,000.00	81	10.506	35,581,754.24	6.018
450,000.00	-	475,000.00	64	8.301	29,740,152.65	5.030
475,000.00	-	500,000.00	85	11.025	41,704,746.59	7.054
500,000.00	-	525,000.00	49	6.355	25,074,315.84	4.241
525,000.00	-	550,000.00	50	6.485	26,913,900.80	4.552
550,000.00	-	575,000.00	34	4.410	19,143,612.86	3.238
575,000.00	-	600,000.00	49	6.355	28,900,135.32	4.888
600,000.00	-	625,000.00	41	5.318	25,209,125.13	4.264
625,000.00	-	650,000.00	48	6.226	30,820,971.10	5.213
650,000.00	-	675,000.00	9	1.167	5,974,637.73	1.011
675,000.00	-	700,000.00	14	1.816	9,661,791.83	1.634
700,000.00	-	725,000.00	9	1.167	6,409,250.78	1.084
725,000.00	-	750,000.00	13	1.686	9,596,066.11	1.623
750,000.00	-	775,000.00	6	0.778	4,566,505.26	0.772
775,000.00	-	800,000.00	10	1.297	7,943,886.75	1.344
>		800,000.00	109	14.137	257,760,761.67	43.596
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	8	4.396	311,422.55	0.403
50,000.00	-	75,000.00	14	7.692	824,669.00	1.067
75,000.00	-	100,000.00	11	6.044	952,517.32	1.233
100,000.00	-	125,000.00	11	6.044	1,257,286.64	1.627
125,000.00	-	150,000.00	13	7.143	1,812,229.91	2.345
150,000.00	-	175,000.00	2	1.099	319,681.15	0.414
175,000.00	-	200,000.00	9	4.945	1,702,906.44	2.204
200,000.00	-	225,000.00	3	1.648	642,973.15	0.832
225,000.00	-	250,000.00	8	4.396	1,876,259.19	2.428
250,000.00	-	275,000.00	1	0.549	253,658.39	0.328
275,000.00	-	300,000.00	3	1.648	874,694.69	1.132
300,000.00	-	325,000.00	1	0.549	318,350.47	0.412
325,000.00	-	350,000.00	2	1.099	669,884.24	0.867
350,000.00	-	375,000.00	1	0.549	365,010.15	0.472
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	3	1.648	1,248,527.36	1.616
425,000.00	-	450,000.00	7	3.846	3,066,814.31	3.969
450,000.00	-	475,000.00	7	3.846	3,249,322.92	4.205
475,000.00	-	500,000.00	3	1.648	1,462,486.34	1.893
500,000.00	-	525,000.00	10	5.495	5,158,237.20	6.675
525,000.00	-	550,000.00	4	2.198	2,156,933.16	2.791
550,000.00	-	575,000.00	6	3.297	3,346,131.19	4.330
575,000.00	-	600,000.00	3	1.648	1,777,568.72	2.300
600,000.00	-	625,000.00	8	4.396	4,917,093.25	6.363
625,000.00	-	650,000.00	10	5.495	6,394,993.49	8.275
650,000.00	-	675,000.00	1	0.549	664,754.95	0.860
675,000.00	-	700,000.00	4	2.198	2,754,651.07	3.565
700,000.00	-	725,000.00	1	0.549	711,994.67	0.921
725,000.00	-	750,000.00	0	0.000	-	0.000
750,000.00	-	775,000.00	3	1.648	2,266,782.38	2.933
775,000.00	-	800,000.00	2	1.099	1,577,962.86	2.042
>		800,000.00	23	12.637	24,340,437.18	31.498
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	0	0.000	-	0.000
5.501000000000	-	6.001000000000	24	3.113	14,475,025.30	2.448
6.001000000000	-	6.501000000000	172	22.309	158,433,846.31	26.797
6.501000000000	-	7.001000000000	285	36.965	168,355,827.94	28.475
7.001000000000	-	7.501000000000	155	20.104	174,953,348.99	29.591
7.501000000000	-	8.001000000000	76	9.857	44,982,136.73	7.608
8.001000000000	-	8.501000000000	32	4.150	15,771,721.79	2.668
8.501000000000	-	9.001000000000	22	2.853	11,937,357.82	2.019
9.001000000000	-	9.501000000000	3	0.389	1,394,998.00	0.236
9.501000000000	-	10.001000000000	2	0.259	943,084.81	0.160
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.000000000000	0	0.000	-	0.000
5.000000000000	-	5.501000000000	4	2.198	487,747.36	0.631
5.501000000000	-	6.001000000000	33	18.132	17,544,497.20	22.704
6.001000000000	-	6.501000000000	74	40.659	31,339,591.59	40.555
6.501000000000	-	7.001000000000	47	25.824	22,700,771.24	29.376
7.001000000000	-	7.501000000000	15	8.242	3,992,794.73	5.167
7.501000000000	-	8.001000000000	5	2.747	993,610.30	1.286
8.001000000000	-	8.501000000000	2	1.099	114,695.31	0.148
8.501000000000	-	9.001000000000	2	1.099	102,526.61	0.133
9.001000000000	-	9.501000000000	0	0.000	-	0.000
9.501000000000	-	10.001000000000	0	0.000	-	0.000
10.001000000000	-	10.501000000000	0	0.000	-	0.000
10.501000000000	-	11.001000000000	0	0.000	-	0.000
11.001000000000	-	11.501000000000	0	0.000	-	0.000
11.501000000000	-	12.001000000000	0	0.000	-	0.000
12.001000000000	-	12.501000000000	0	0.000	-	0.000
>		12.501000000000	0	0.000	-	0.000
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	244	31.647	138,011,779.70	23.342
		FL	72	9.339	45,412,984.30	7.681
		AZ	27	3.502	15,561,348.04	2.632
		VA	23	2.983	14,503,857.09	2.453
		WA	22	2.853	13,250,028.57	2.241
		CO	14	1.816	8,391,273.41	1.419
		Others	369	47.860	356,116,076.58	60.231
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	34	18.681	21,441,333.16	27.746
		FL	25	13.736	6,923,761.79	8.960
		AZ	4	2.198	683,389.62	0.884
		VA	5	2.747	2,403,161.48	3.110
		WA	5	2.747	2,159,670.51	2.795
		CO	4	2.198	1,151,139.23	1.490
		Others	105	57.692	42,513,778.55	55.015
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.259	137,761,259.72	23.300
120	-	180	0	0.000	-	0.000
180	-	300	5	0.649	2,405,964.62	0.407
300	-	360	764	99.092	451,080,123.35	76.293
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	771	100.000	591,247,347.69	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	7	3.846	3,036,470.04	3.929
120	-	180	175	96.154	74,239,764.30	96.071
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	182	100.000	77,276,234.34	100.000

THE BANK OF NEW YORK
101 Barclay Street, 4West			Distribution Date: 11/26/07
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steve Chrysanthis	212-815-6146

CWALT, Inc.
Alternative Loan Trust 2007-25
Series 2007-25

Certificateholder Monthly Distribution Summary

Class	Cusip	Class Description	Certificate Rate Type	Beginning Balance	Pass Through Rate (%)	Principal Distribution	Interest Distribution	Total Distribution	Current Realized Losses	Ending Balance	Cumulative Realized Losses
1A1	02151UAA4	Senior	Fix-30/360	73,142,478.71	6.500000	508,359.79	396,188.43	904,548.21	-	72,634,118.92	-
1A2	02151UAB2	Senior	Fix-30/360	63,887,716.09	6.500000	444,036.71	346,058.46	790,095.17	-	63,443,679.38	-
1A3	02151UAS5	Senior	Fix-30/360	311,975,062.23	6.500000	2,168,310.11	1,689,864.92	3,858,175.03	-	309,806,752.12	-
1A4	02151UAT3	Senior	Fix-30/360	37,513,632.92	6.500000	260,729.78	203,198.84	463,928.63	-	37,252,903.14	-
1A5	02151UAU0	Senior	Fix-30/360	3,283,948.02	6.500000	22,824.32	17,788.05	40,612.37	-	3,261,123.71	-
1A6	02151UAV8	Senior	Fix-30/360	46,970,408.09	6.500000	326,456.90	254,423.04	580,879.94	-	46,643,951.20	-
1A7	02151UAW6	Senior	Fix-30/360	87,767,989.04	6.500000	610,010.99	475,409.94	1,085,420.94	-	87,157,978.04	-
1A8	02151UAX4	Senior	Fix-30/360	50,254,356.12	6.500000	349,281.21	272,211.10	621,492.31	-	49,905,074.90	-
1X	02151UAC0	Strip IO	Var-30/360	380,335,253.44	0.579795	-	183,763.86	183,763.86	-	392,876,762.74	-
PO				11,007,149.83	0.000000	931,427.70	-	931,427.70	-	10,075,722.14	-
PO-1	02151UAD8	Strip PO	Fix-30/360	10,039,402.09	0.000000	924,291.84	-	924,291.84	-	9,115,110.26	-
2A1	02151UAE6	Senior	Fix-30/360	65,564,737.52	6.000000	431,821.36	327,823.69	759,645.05	-	65,132,916.16	-
2A2	02151UAF3	Senior	Fix-30/360	4,919,586.08	6.000000	32,401.29	24,597.93	56,999.22	-	4,887,184.79	-
2X	02151UAG1	Strip IO	Var-30/360	52,065,670.31	0.442948	-	19,218.67	19,218.67	-	51,802,011.18	-
PO-2	02151UAH9	Strip PO	Fix-30/360	967,747.74	0.000000	7,135.86	-	7,135.86	-	960,611.88	-
AR	02151UAJ5	Senior	Fix-30/360	-	6.500000	-	0.03	0.03	-	-	-

M	02151UAK2	Mezzanine	Var-30/360	27,139,275.50	6.442058	11,198.80	145,694.00	156,892.80	-	27,128,076.69	-
B1	02151UAL0	Junior	Var-30/360	8,376,245.72	6.442058	3,456.39	44,966.89	48,423.28	-	8,372,789.33	-
B2	02151UAM8	Junior	Var-30/360	3,350,498.29	6.442058	1,382.56	17,986.75	19,369.31	-	3,349,115.73	-
B3	02151UAP1	Junior	Var-30/360	5,695,926.88	6.442058	2,350.38	30,577.91	32,928.29	-	5,693,576.50	-
B4	02151UAQ9	Junior	Var-30/360	2,345,428.59	6.442058	967.82	12,591.16	13,558.98	-	2,344,460.76	-
B5	02151UAR7	Junior	Var-30/360	3,351,487.56	6.442058	1,382.96	17,992.07	19,375.03	-	3,350,104.60	0.05

Totals				668,523,582.03		5,147,106.87	3,732,734.70	8,879,841.57	-	663,376,475.17	0.05

Principal Distribution Detail

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Scheduled Principal Distribution	Accretion Principal	Unscheduled Principal Adjustments	Net Principal Distribution	Deferred Interest	Current Realized Losses	Ending Certificate Balance	Ending Certificate Factor
1A1	02151UAA4	73,500,000.00	73,142,478.71	508,359.79	-	-	508,359.79	-	-	72,634,118.92	0.988219305
1A2	02151UAB2	64,200,000.00	63,887,716.09	444,036.71	-	-	444,036.71	-	-	63,443,679.38	0.988219305
1A3	02151UAS5	313,500,000.00	311,975,062.23	2,168,310.11	-	-	2,168,310.11	-	-	309,806,752.12	0.988219305
1A4	02151UAT3	37,697,000.00	37,513,632.92	260,729.78	-	-	260,729.78	-	-	37,252,903.14	0.988219305
1A5	02151UAU0	3,300,000.00	3,283,948.02	22,824.32	-	-	22,824.32	-	-	3,261,123.71	0.988219305
1A6	02151UAV8	47,200,000.00	46,970,408.09	326,456.90	-	-	326,456.90	-	-	46,643,951.20	0.988219305
1A7	02151UAW6	88,197,000.00	87,767,989.04	610,010.99	-	-	610,010.99	-	-	87,157,978.04	0.988219305
1A8	02151UAX4	50,500,000.00	50,254,356.12	349,281.21	-	-	349,281.21	-	-	49,905,074.90	0.988219305
1X	02151UAC0	382,433,847.00	380,335,253.44	-	-	-	-	-	-	392,876,762.74	1.027306463
PO		11,035,159.00	11,007,149.83	931,427.70	-	-	931,427.70	-	-	10,075,722.14	0.913056363
PO-1	02151UAD8	10,052,008.00	10,039,402.09	924,291.84	-	-	924,291.84	-	-	9,115,110.26	0.906794966
2A1	02151UAE6	66,130,000.00	65,564,737.52	431,821.36	-	-	431,821.36	-	-	65,132,916.16	0.984922367
2A2	02151UAF3	4,962,000.00	4,919,586.08	32,401.29	-	-	32,401.29	-	-	4,887,184.79	0.984922367
2X	02151UAG1	52,278,777.00	52,065,670.31	-	-	-	-	-	-	51,802,011.18	0.990880318
PO-2	02151UAH9	983,151.00	967,747.74	7,135.86	-	-	7,135.86	-	-	960,611.88	0.977074610
AR	02151UAJ5	100.00	-	-	-	-	-	-	-	-	0.000000000

M	02151UAK2	27,213,000.00	27,139,275.50	11,198.80	-	-	11,198.80	-	-	27,128,076.69	0.996879311
B1	02151UAL0	8,399,000.00	8,376,245.72	3,456.39	-	-	3,456.39	-	-	8,372,789.33	0.996879311
B2	02151UAM8	3,359,600.00	3,350,498.29	1,382.56	-	-	1,382.56	-	-	3,349,115.73	0.996879311
B3	02151UAP1	5,711,400.00	5,695,926.88	2,350.38	-	-	2,350.38	-	-	5,693,576.50	0.996879311
B4	02151UAQ9	2,351,800.00	2,345,428.59	967.82	-	-	967.82	-	-	2,344,460.76	0.996879311
B5	02151UAR7	3,360,592.01	3,351,487.56	1,382.96	-	-	1,382.96	-	-	3,350,104.60	0.996879296

Totals		671,919,651.01	668,523,582.03	5,147,106.87	-	-	5,147,106.87	-	-	663,376,475.17

Interest Distribution Detail

Class	Beginning Certificate Balance	Pass Through Rate (%)	Effective Coupon (%)	Current Interest	Interest Carryforward Amount	Deferred Interest	Total Interest Due	Interest Paid	Interest Carryforward After Dist.	Net Rate Carryover After Dist.
1A1	73,142,478.71	6.500000	6.500000	396,188.43	-	-	396,188.43	396,188.43	-	-
1A2	63,887,716.09	6.500000	6.500000	346,058.46	-	-	346,058.46	346,058.46	-	-
1A3	311,975,062.23	6.500000	6.500000	1,689,864.92	-	-	1,689,864.92	1,689,864.92	-	-
1A4	37,513,632.92	6.500000	6.500000	203,198.84	-	-	203,198.84	203,198.84	-	-
1A5	3,283,948.02	6.500000	6.500000	17,788.05	-	-	17,788.05	17,788.05	-	-
1A6	46,970,408.09	6.500000	6.500000	254,423.04	-	-	254,423.04	254,423.04	-	-
1A7	87,767,989.04	6.500000	6.500000	475,409.94	-	-	475,409.94	475,409.94	-	-
1A8	50,254,356.12	6.500000	6.500000	272,211.10	-	-	272,211.10	272,211.10	-	-
1X	380,335,253.44	0.579795	0.579795	183,763.86	-	-	183,763.86	183,763.86	-	-
PO	11,007,149.83	0.000000	0.000000	-	-	-	-	-	-	-
PO-1	10,039,402.09	0.000000	0.000000	-	-	-	-	-	-	-
2A1	65,564,737.52	6.000000	6.000000	327,823.69	-	-	327,823.69	327,823.69	-	-
2A2	4,919,586.08	6.000000	6.000000	24,597.93	-	-	24,597.93	24,597.93	-	-
2X	52,065,670.31	0.442948	0.442948	19,218.67	-	-	19,218.67	19,218.67	-	-
PO-2	967,747.74	0.000000	0.000000	-	-	-	-	-	-	-
AR	-	6.500000	0.000000	-	-	-	-	0.03	-	-

M	27,139,275.50	6.442058	6.442058	145,694.00	-	-	145,694.00	145,694.00	-	-
B1	8,376,245.72	6.442058	6.442058	44,966.89	-	-	44,966.89	44,966.89	-	-
B2	3,350,498.29	6.442058	6.442058	17,986.75	-	-	17,986.75	17,986.75	-	-
B3	5,695,926.88	6.442058	6.442058	30,577.91	-	-	30,577.91	30,577.91	-	-
B4	2,345,428.59	6.442058	6.442058	12,591.16	-	-	12,591.16	12,591.16	-	-
B5	3,351,487.56	6.442058	6.442058	17,992.07	-	-	17,992.07	17,992.07	-	-

Totals	668,523,582.03			3,732,734.67	-	-	3,732,734.67	3,732,734.70	-	-

Current Payment Information
Factors per $1,000

Class	Cusip	Original Certificate Balance	Beginning Certificate Balance	Principal Distribution	Interest Distribution	Ending Certificate Balance	Pass Through Rate (%)
1A1	02151UAA4	73,500,000.00	995.135764695	6.916459684	5.390318725	988.219305010	6.500000
1A2	02151UAB2	64,200,000.00	995.135764695	6.916459684	5.390318725	988.219305010	6.500000
1A3	02151UAS5	313,500,000.00	995.135764695	6.916459684	5.390318725	988.219305010	6.500000
1A4	02151UAT3	37,697,000.00	995.135764695	6.916459684	5.390318725	988.219305010	6.500000
1A5	02151UAU0	3,300,000.00	995.135764695	6.916459684	5.390318725	988.219305010	6.500000
1A6	02151UAV8	47,200,000.00	995.135764695	6.916459684	5.390318725	988.219305010	6.500000
1A7	02151UAW6	88,197,000.00	995.135764695	6.916459684	5.390318725	988.219305010	6.500000
1A8	02151UAX4	50,500,000.00	995.135764695	6.916459684	5.390318725	988.219305010	6.500000
1X	02151UAC0	382,433,847.00	994.512531837	0.000000000	0.480511505	1027.306463123	0.579795
PO		11,035,159.00	997.461824519	84.405462576	0.000000000	913.056362849	0.000000
PO-1	02151UAD8	10,052,008.00	998.745931374	91.950964983	0.000000000	906.794966391	0.000000
2A1	02151UAE6	66,130,000.00	991.452253412	6.529885949	4.957261267	984.922367463	6.000000
2A2	02151UAF3	4,962,000.00	991.452253412	6.529885949	4.957261267	984.922367463	6.000000
2X	02151UAG1	52,278,777.00	995.923648137	0.000000000	0.367618879	990.880318030	0.442948
PO-2	02151UAH9	983,151.00	984.332758803	7.258148394	0.000000000	977.074610409	0.000000
AR	02151UAJ5	100.00	0.000000000	0.000000000	0.285376841	0.000000000	6.500000

M	02151UAK2	27,213,000.00	997.290835105	0.411523980	5.353838125	996.879311125	6.442058
B1	02151UAL0	8,399,000.00	997.290835105	0.411523980	5.353838125	996.879311125	6.442058
B2	02151UAM8	3,359,600.00	997.290835105	0.411523980	5.353838125	996.879311125	6.442058
B3	02151UAP1	5,711,400.00	997.290835105	0.411523980	5.353838125	996.879311125	6.442058
B4	02151UAQ9	2,351,800.00	997.290835105	0.411523980	5.353838125	996.879311125	6.442058
B5	02151UAR7	3,360,592.01	997.290820227	0.411523974	5.353838045	996.879296253	6.442058

Totals		671,919,651.01	994.945721598	7.660301142	5.555328966	987.285420471

THE BANK OF NEW YORK
101 Barclay Street, 4West
New York, NY 10286
Officer:	Matthew Sabino	212-815-6093
Associate:	Steve Chrysanthis	212-815-6146

CWALT, Inc.
Alternative Loan Trust 2007-25
Series 2007-25

Pool Level Data
Distribution Date				11/26/2007
Cut-off Date				9/1/2007
Record Date				10/31/2007
Determination Date				11/22/2007
LIBOR Determination Date				10/23/2007
Accrual Period 30/360	Begin			10/1/2007
	End			11/1/2007
Number of Days in 30/360 Accrual Period				30

Prefunding Detail

		Group I	Group II	Total
Target Funding Balance		594,000,000.00	77,919,650.96	671,919,650.96
Initial Funded Balance		-	-	-
Initial Unfunded Balance		594,000,000.00	77,919,650.96	671,919,650.96
Supplemental Loan Deposit from Prefunding Account		-	-	-
Final Unfunded Balance		594,000,000.00	77,919,650.96	671,919,650.96

Ending Unfunded Amounts will be passed
through as Principal at the End of the
Prefunding Period

Collateral Detail

Original Mortgage Loan Details

		Group I	Group II	Total
Original Aggregate Loan Count		775	182	957
Original Stated Principal Balance		594,000,000.00	77,919,650.96	671,919,650.96
Original Weighted Average Mortgage Rate		6.98472%	6.43911%
Original Weighted Average Net Mortgage Rate		6.76505%	6.22142%
Original Weighted Average Remaining Term		0	0

Current Mortgage Loan Details

		Group I	Group II	Total
Beginning Aggregate Loan Count		771	182	953
Loans Paid Off or otherwise removed pursuant to the PSA		5	0	5
Ending Aggregate Loan Count		766	182	948

Beginning Pool Stated Principal Balance		591,247,347.69	77,276,234.34	668,523,582.03
Scheduled Principal		229,249.55	275,529.60	504,779.15
Unscheduled Principal		4,425,759.89	216,567.82	4,642,327.71
Realized Principal Losses		-	-	-
Ending Pool Stated Principal Balance		586,592,338.25	76,784,136.92	663,376,475.17

Weighted Averages

		Group I	Group II
Beginning Weighted Average Mortgage Rate		6.98230%	6.44103%
Beginning Weighted Average Net Mortgage Rate		6.76260%	6.22330%
Ending Weighted Average Mortgage Rate		6.97887%	6.44123%
Ending Weighted Average Net Mortgage Rate		6.75908%	6.22357%

Beginning Weighted Average Remaining Term to Maturity		274	174
Ending Weighted Average Remaining Term to Maturity		272	173

Loan Substitution

		Group I	Group II	Total
Aggregate Stated of Principal Balances Removed		-	-	-
Aggregate Stated of Principal Balance Added		-	-	-
Aggregate Principal Substitution Shortfall Amount		-	-	-

Fees of the Trust

		Group I	Group II	Total
Gross Master Servicing Fee		99,465.43	13,391.84	112,857.27
Net Master Servicing Fee		96,503.72	13,391.84	109,895.56
Trustee Fee		4,434.36	579.57	5,013.93
Lpmi		4,350.65	49.72	4,400.37
Total Net Loan Fees		105,288.73	14,021.13	119,309.86

Servicer Advances

		Group I	Group II	Total
Principal Advances		5,573.33	2,517.89	8,091.22
Interest Advances		88,166.28	3,729.02	91,895.30
Reimbursement for Principal & Interest Advances		-	-	-
Reimbursement for Nonrecoverable Advances		-	-	-
Amount of Stop Advances		0	0
Total Advances		93,739.61	6,246.91	99,986.52

Mortgage Prepayment Details

		Group I	Group II	Total
Principal Balance of Loans Paid in Full		4,059,616.34	-	4,059,616.34
Prepayment Interest Excess		-	-	-
Prepayment Interest Shortfall		2,961.70	-	2,961.70
Compensating Interest		2,961.71	-	2,961.71
Non-Supported Prepayment Interest Shortfall		-	-	-
CPR %		8.62502%	3.32333%
SMM %		0.74884%	0.28125%

Net Interest Shortfalls

		Group I	Group II	Total
Net Prepayment Interest Shortfalls		-	-	-
Relief Act Reduction Shortfalls		-	-	-
Total Net Interest Shortfalls		-	-	-

Delinquency Information

Delinquency Info	Group 1		Group 2		Total

30-59 Days	10,462,527.55	1.78361%	700,426.63	0.91220%	11,162,954.18	1.68275%
	18	2.34987%	2	1.09890%	20	2.10970%

60-89 Days	4,323,551.72	0.73706%	-	0.00000%	4,323,551.72	0.65175%
	7	0.91384%	0	0.00000%	7	0.73840%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%

Total	14,786,079.27	2.52067%	700,426.63	0.91220%	15,486,505.90	2.33450%
	25	3.26371%	2	1.09890%	27	2.84810%

Foreclosure Info	Group 1		Group 2		Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%

Bankruptcy Info	Group 1		Group 2		Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%

REO Info	Group 1		Group 2		Total

30-59 Days	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%

60-89 Days	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%

90+ Days	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%

Total	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure Bankruptcy, REO	Group 1		Group 2		Total

All	-	0.00000%	-	0.00000%	-	0.00000%
	0	0.00000%	0	0.00000%	0	0.00000%

Totals for Foreclosure,REO Bankruptcy, Delinquency	Group 1		Group 2		Total

All	14,786,079.27	2.52067%	700,426.63	0.91220%	15,486,505.90	2.33450%
	25	3.26371%	2	1.09890%	27	2.84810%

60+ Delinquency, Foreclosure, Bankruptcy &
REO Totals

	Group I	Group II	Total
Current	4,323,551.72	-	4,323,551.72
One-Month Prior	-	-	-
Two-Month Prior	-	-	-
Three-Month Prior	-	-	-
Four-Month Prior	-	-	-
Five-Month Prior	-	-	-

60+ Delinquency Average	2,161,775.86	-	2,161,775.86

Passing Delinquency Trigger Test	YES

Realized Loss Detail

	Group I	Group II	Total
Current Period Realized Losses	-	-	-
Cumulative Realized Losses	-	-	-
Total Liquidated Loan Balance	-	-	-
Total Liquidated Proceeds	-	-	-
Subsequent Recoveries	-	-	-

Loss Test Pass ?	YES

Loan ID	Liquidation Balance	Liquidation Proceeds	Realized Loss
Group I

N/A

Group II

N/A

Servicer Remittance Summary

Interest

	Group I	Group II	Total
Scheduled Interest Collected	3,437,262.29	414,782.27	3,852,044.56
Plus: Compensating Interest	2,961.71	-	2,961.71
Less: Master Servicer Fee	99,465.43	13,391.84	112,857.27
Less: Mortgage Loan Premiums	4,350.65	49.72	4,400.37
Less: Excess Master Servicing Fee	-	-	-
Total Interest Available	3,336,407.91	401,340.71	3,737,748.62

Principal

	Group I	Group II	Total
Scheduled Principal	229,249.55	275,529.60	504,779.15
Paid in Full Principal	4,059,616.34	-	4,059,616.34
Curtailment Principal	366,143.55	216,567.82	582,711.37
Liquidation Principal	-	-	-
Repurchased Principal	-	-	-
Substitution Adjustment Principal	-	-	-
Unanticipated Principal Recoveries	-	-	-
Total Principal Available	4,655,009.44	492,097.42	5,147,106.86

Other Amounts

	Group I	Group II	Total
Prepayment Penalties	-	-	-
Other Required Amounts	-	-	-
Total Other Remittance Amounts	-	-	-

Total Servicer Remittance	7,991,417.35	893,438.13	8,884,855.48

Distribution Summary

Amounts Available for Distribution

Total Servicer Remittance			8,884,855.48
Corridor Contract Proceeds Needed			-
Capitalized Interest			-
Supplemental Loan Deposit			-
Corridor Reserve Fund withdrawal			-
Principal Reserve Fund withdrawal			-
Other Amounts			-
Total Amounts Available			8,884,855.48

Distribution Payments

Trustee Fee			5,013.93
Class Payments			7,745,431.34
Total Payments			7,750,445.26

Trust Accounts

Distribution Account

Beginning Balance			-
Deposits			8,884,855.48
Withdrawals			8,884,855.48
Ending Balance			-

Supplemental Loan Account

Beginning Balance			-
Deposit			-
Withdrawal			-
Ending Balance			-

Capitalized Interest Account

Beginning Balance			-
Deposit			-
Withdrawal			-
Ending Balance			-

Exchangeable Certificates Distribution
Account

Beginnning Balance			-
Deposit			-
Withdrawal			-
Ending Balance			-

Senior Principal Distribution Amounts

PO Principal Amounts

	Group I	Group II	Total
Beginning PO Balance	10,039,403.26	967,748.20	11,007,151.46
PO Scheduled Principal	922,726.60	3,807.27	926,533.88
PO Prepayments & Recoveries	1,565.23	3,328.58	4,893.81
PO Liquidation Principal	-	-	-
PO Principal Loss	-	-	-
Ending PO Balance	9,115,111.42	960,612.34	10,075,723.77

NON-PO Principal Amounts

	Group I	Group II	Total
Beginning Non-PO Balance	581,207,944.43	76,308,486.14	657,516,430.57
Non-PO Scheduled Principal	-	271,722.33	271,722.33
Non-PO Prepayments & Recoveries	3,730,717.60	213,239.24	3,943,956.84
Non-PO Liquidation Principal	-	-	-
Non-PO Principal Loss	-	-	-
Ending Non-PO Balance	577,477,226.83	75,823,524.58	653,300,751.40

Principal Distribution Amounts

Senior and Subordinate Percentages

	Group I	Group II
Senior Percentage Original	92.37074%	92.40348%
Senior Prepayment Percentage Original	100.00000%	100.00000%
Senior Percentage	92.35477%	92.36761%
Senior Prepayment Percentage	100.00000%	100.00000%
Subordinate Percentages	7.64523%	7.63239%
Subordinate Prepayment Percentage	0.00000%	0.00000%

Principal Distribution Amounts

	Group I	Group II	Total
Senior Principal Distribution Amount	3,730,717.60	464,222.65	4,194,940.26
Subordinate Principal Distribution Amount			31,222.27
PO Principal Distribution Amount	924,291.84	7,135.86	931,427.69
Total Principal Distribution Amount	4,673,957.31	4,673,957.31	9,347,914.62

Credit Enhancements

Subordination

Credit Support	Original	Current
Class A	760,221,259.00	750,201,404.50
Class A Percentage	93.783080%	93.723683%

Class M	27,213,000.00	27,128,076.69
Class M Percentage	3.357074%	3.389148%

Class B1	8,399,000.00	8,372,789.33
Class B1 Percentage	1.036125%	1.046024%

Class B2	3,359,600.00	3,349,115.73
Class B2 Percentage	0.414450%	0.418410%

Class B3	5,711,400.00	5,693,576.50
Class B3 Percentage	0.704575%	0.711306%

Class B4	2,351,800.00	2,344,460.76
Class B4 Percentage	0.290125%	0.292897%

Class B5	3,360,592.01	3,350,104.60
Class B5 Percentage	0.414572%	0.418533%

Prepayment Penalties

					Group I	Group II	Total
	Prepayment Charges				-	-	-

Loan ID		Balance	Paid Off Date	Penalty	State	Rate	Seasoning	Type
Group I

163239689		888,511.47	10/16/2007	-	CA	8.000	3	Paid in Full
172408624		649,552.68	11/1/2007	-	CA	7.875	2	Paid in Full
172554242		896,550.06	10/31/2007	-	FL	7.250	2	Paid in Full
176590151		506,250.00	11/2/2007	-	CA	7.250	2	Paid in Full
179185810		1,121,247.42	11/14/2007	-	CA	7.125	2	Paid in Full

Group II

		N/A

Stratification Tables

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	2	0.261	90,617.02	0.015
50,000.00	-	75,000.00	1	0.131	63,362.54	0.011
75,000.00	-	100,000.00	7	0.914	633,519.57	0.108
100,000.00	-	125,000.00	6	0.783	686,612.59	0.117
125,000.00	-	150,000.00	5	0.653	678,986.60	0.116
150,000.00	-	175,000.00	5	0.653	819,631.56	0.140
175,000.00	-	200,000.00	8	1.044	1,518,981.17	0.259
200,000.00	-	225,000.00	3	0.392	627,020.72	0.107
225,000.00	-	250,000.00	12	1.567	2,882,329.64	0.491
250,000.00	-	275,000.00	4	0.522	1,037,872.92	0.177
275,000.00	-	300,000.00	9	1.175	2,591,902.24	0.442
300,000.00	-	325,000.00	4	0.522	1,268,839.04	0.216
325,000.00	-	350,000.00	6	0.783	2,025,992.83	0.345
350,000.00	-	375,000.00	4	0.522	1,428,591.23	0.244
375,000.00	-	400,000.00	7	0.914	2,738,093.08	0.467
400,000.00	-	425,000.00	17	2.219	7,140,284.18	1.217
425,000.00	-	450,000.00	81	10.574	35,559,776.03	6.062
450,000.00	-	475,000.00	65	8.486	30,200,025.75	5.148
475,000.00	-	500,000.00	84	10.966	41,191,533.51	7.022
500,000.00	-	525,000.00	50	6.527	25,600,191.51	4.364
525,000.00	-	550,000.00	50	6.527	26,899,961.33	4.586
550,000.00	-	575,000.00	35	4.569	19,709,344.72	3.360
575,000.00	-	600,000.00	48	6.266	28,316,682.59	4.827
600,000.00	-	625,000.00	40	5.222	24,594,022.96	4.193
625,000.00	-	650,000.00	47	6.136	30,153,878.85	5.141
650,000.00	-	675,000.00	9	1.175	5,971,757.67	1.018
675,000.00	-	700,000.00	14	1.828	9,653,238.12	1.646
700,000.00	-	725,000.00	9	1.175	6,406,150.01	1.092
725,000.00	-	750,000.00	12	1.567	8,848,712.97	1.508
750,000.00	-	775,000.00	6	0.783	4,563,644.26	0.778
775,000.00	-	800,000.00	10	1.305	7,940,455.43	1.354
>		800,000.00	106	13.838	254,750,325.61	43.429
		Wgt Ave / Total:	766	100.000	586,592,338.25	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	10	5.495	383,423.71	0.499
50,000.00	-	75,000.00	14	7.692	821,821.11	1.070
75,000.00	-	100,000.00	10	5.495	862,280.47	1.123
100,000.00	-	125,000.00	11	6.044	1,252,714.86	1.631
125,000.00	-	150,000.00	13	7.143	1,821,298.95	2.372
150,000.00	-	175,000.00	1	0.549	167,835.79	0.219
175,000.00	-	200,000.00	9	4.945	1,696,893.68	2.210
200,000.00	-	225,000.00	5	2.747	1,089,996.06	1.420
225,000.00	-	250,000.00	6	3.297	1,420,024.53	1.849
250,000.00	-	275,000.00	1	0.549	252,776.18	0.329
275,000.00	-	300,000.00	3	1.648	869,121.29	1.132
300,000.00	-	325,000.00	2	1.099	642,189.35	0.836
325,000.00	-	350,000.00	1	0.549	342,611.84	0.446
350,000.00	-	375,000.00	1	0.549	362,451.67	0.472
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	4	2.198	1,668,365.90	2.173
425,000.00	-	450,000.00	6	3.297	2,630,325.03	3.426
450,000.00	-	475,000.00	7	3.846	3,238,203.33	4.217
475,000.00	-	500,000.00	3	1.648	1,457,473.89	1.898
500,000.00	-	525,000.00	11	6.044	5,663,788.96	7.376
525,000.00	-	550,000.00	4	2.198	2,174,406.60	2.832
550,000.00	-	575,000.00	5	2.747	2,781,161.76	3.622
575,000.00	-	600,000.00	3	1.648	1,770,211.50	2.305
600,000.00	-	625,000.00	8	4.396	4,897,652.02	6.378
625,000.00	-	650,000.00	10	5.495	6,371,729.79	8.298
650,000.00	-	675,000.00	1	0.549	662,498.21	0.863
675,000.00	-	700,000.00	4	2.198	2,745,488.19	3.576
700,000.00	-	725,000.00	2	1.099	1,433,800.67	1.867
725,000.00	-	750,000.00	1	0.549	749,467.09	0.976
750,000.00	-	775,000.00	1	0.549	761,574.61	0.992
775,000.00	-	800,000.00	2	1.099	1,572,677.04	2.048
>		800,000.00	23	12.637	24,219,872.84	31.543
		Wgt Ave / Total:	182	100.000	76,784,136.92	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	3	0.392	2,271,495.31	0.387
5.8	-	6.0	21	2.742	12,191,479.35	2.078
6.0	-	6.3	44	5.744	27,316,106.13	4.657
6.3	-	6.5	128	16.710	131,048,562.37	22.341
6.5	-	6.8	154	20.104	87,773,365.60	14.963
6.8	-	7.0	131	17.102	80,405,852.03	13.707
7.0	-	7.3	77	10.052	43,570,963.89	7.428
7.3	-	7.5	75	9.791	128,564,086.23	21.917
7.5	-	7.8	46	6.005	29,699,071.41	5.063
7.8	-	8.0	28	3.655	13,711,144.81	2.337
>		8.0	59	7.702	30,040,211.12	5.121
		Wgt Ave / Total:	766	100.000	586,592,338.25	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	1	0.549	140,624.54	0.183
5.3	-	5.5	3	1.648	344,996.91	0.449
5.5	-	5.8	4	2.198	1,333,294.95	1.736
5.8	-	6.0	29	15.934	16,109,480.60	20.980
6.0	-	6.3	29	15.934	13,292,059.08	17.311
6.3	-	6.5	45	24.725	17,828,836.26	23.219
6.5	-	6.8	23	12.637	13,176,719.12	17.161
6.8	-	7.0	24	13.187	9,420,370.00	12.269
7.0	-	7.3	8	4.396	1,150,541.14	1.498
7.3	-	7.5	7	3.846	2,780,143.44	3.621
7.5	-	7.8	2	1.099	127,262.02	0.166
7.8	-	8.0	3	1.648	863,206.16	1.124
>		8.0	4	2.198	216,602.70	0.282
		Wgt Ave / Total:	182	100.000	76,784,136.92	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.261	137,754,226.27	23.484
120	-	180	0	0.000	-	0.000
180	-	300	5	0.653	2,340,528.94	0.399
300	-	360	759	99.086	446,497,583.04	76.117
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	766	100.000	586,592,338.25	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	7	3.846	2,912,345.30	3.793
120	-	180	175	96.154	73,871,791.62	96.207
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	182	100.000	76,784,136.92	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	240	31.332	134,776,911.69	22.976
		FL	71	9.269	44,413,518.46	7.571
		AZ	27	3.525	15,554,694.82	2.652
		VA	23	3.003	14,495,384.64	2.471
		WA	22	2.872	13,244,362.94	2.258
		CO	14	1.828	8,386,024.77	1.430
		Others	369	48.172	355,721,440.93	60.642
		Wgt Ave / Total:	766	100.000	586,592,338.25	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	34	18.681	21,335,914.92	27.787
		FL	25	13.736	6,891,475.13	8.975
		AZ	4	2.198	681,023.58	0.887
		VA	5	2.747	2,394,829.55	3.119
		WA	5	2.747	2,150,940.06	2.801
		CO	4	2.198	1,146,082.22	1.493
		Others	105	57.692	42,183,871.46	54.938
		Wgt Ave / Total:	182	100.000	76,784,136.92	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	2	0.261	90,617.02	0.015
50,000.00	-	75,000.00	1	0.131	63,362.54	0.011
75,000.00	-	100,000.00	7	0.914	633,519.57	0.108
100,000.00	-	125,000.00	6	0.783	686,612.59	0.117
125,000.00	-	150,000.00	5	0.653	678,986.60	0.116
150,000.00	-	175,000.00	5	0.653	819,631.56	0.140
175,000.00	-	200,000.00	8	1.044	1,518,981.17	0.259
200,000.00	-	225,000.00	3	0.392	627,020.72	0.107
225,000.00	-	250,000.00	12	1.567	2,882,329.64	0.491
250,000.00	-	275,000.00	4	0.522	1,037,872.92	0.177
275,000.00	-	300,000.00	9	1.175	2,591,902.24	0.442
300,000.00	-	325,000.00	4	0.522	1,268,839.04	0.216
325,000.00	-	350,000.00	6	0.783	2,025,992.83	0.345
350,000.00	-	375,000.00	4	0.522	1,428,591.23	0.244
375,000.00	-	400,000.00	7	0.914	2,738,093.08	0.467
400,000.00	-	425,000.00	17	2.219	7,140,284.18	1.217
425,000.00	-	450,000.00	81	10.574	35,559,776.03	6.062
450,000.00	-	475,000.00	65	8.486	30,200,025.75	5.148
475,000.00	-	500,000.00	84	10.966	41,191,533.51	7.022
500,000.00	-	525,000.00	50	6.527	25,600,191.51	4.364
525,000.00	-	550,000.00	50	6.527	26,899,961.33	4.586
550,000.00	-	575,000.00	35	4.569	19,709,344.72	3.360
575,000.00	-	600,000.00	48	6.266	28,316,682.59	4.827
600,000.00	-	625,000.00	40	5.222	24,594,022.96	4.193
625,000.00	-	650,000.00	47	6.136	30,153,878.85	5.141
650,000.00	-	675,000.00	9	1.175	5,971,757.67	1.018
675,000.00	-	700,000.00	14	1.828	9,653,238.12	1.646
700,000.00	-	725,000.00	9	1.175	6,406,150.01	1.092
725,000.00	-	750,000.00	12	1.567	8,848,712.97	1.508
750,000.00	-	775,000.00	6	0.783	4,563,644.26	0.778
775,000.00	-	800,000.00	10	1.305	7,940,455.43	1.354
>		800,000.00	106	13.838	254,750,325.61	43.429
		Wgt Ave / Total:	766	100.000	586,592,338.25	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	10	5.495	383,423.71	0.499
50,000.00	-	75,000.00	14	7.692	821,821.11	1.070
75,000.00	-	100,000.00	10	5.495	862,280.47	1.123
100,000.00	-	125,000.00	11	6.044	1,252,714.86	1.631
125,000.00	-	150,000.00	13	7.143	1,821,298.95	2.372
150,000.00	-	175,000.00	1	0.549	167,835.79	0.219
175,000.00	-	200,000.00	9	4.945	1,696,893.68	2.210
200,000.00	-	225,000.00	5	2.747	1,089,996.06	1.420
225,000.00	-	250,000.00	6	3.297	1,420,024.53	1.849
250,000.00	-	275,000.00	1	0.549	252,776.18	0.329
275,000.00	-	300,000.00	3	1.648	869,121.29	1.132
300,000.00	-	325,000.00	2	1.099	642,189.35	0.836
325,000.00	-	350,000.00	1	0.549	342,611.84	0.446
350,000.00	-	375,000.00	1	0.549	362,451.67	0.472
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	4	2.198	1,668,365.90	2.173
425,000.00	-	450,000.00	6	3.297	2,630,325.03	3.426
450,000.00	-	475,000.00	7	3.846	3,238,203.33	4.217
475,000.00	-	500,000.00	3	1.648	1,457,473.89	1.898
500,000.00	-	525,000.00	11	6.044	5,663,788.96	7.376
525,000.00	-	550,000.00	4	2.198	2,174,406.60	2.832
550,000.00	-	575,000.00	5	2.747	2,781,161.76	3.622
575,000.00	-	600,000.00	3	1.648	1,770,211.50	2.305
600,000.00	-	625,000.00	8	4.396	4,897,652.02	6.378
625,000.00	-	650,000.00	10	5.495	6,371,729.79	8.298
650,000.00	-	675,000.00	1	0.549	662,498.21	0.863
675,000.00	-	700,000.00	4	2.198	2,745,488.19	3.576
700,000.00	-	725,000.00	2	1.099	1,433,800.67	1.867
725,000.00	-	750,000.00	1	0.549	749,467.09	0.976
750,000.00	-	775,000.00	1	0.549	761,574.61	0.992
775,000.00	-	800,000.00	2	1.099	1,572,677.04	2.048
>		800,000.00	23	12.637	24,219,872.84	31.543
		Wgt Ave / Total:	182	100.000	76,784,136.92	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	0	0.000	-	0.000
5.3	-	5.5	0	0.000	-	0.000
5.5	-	5.8	3	0.392	2,271,495.31	0.387
5.8	-	6.0	21	2.742	12,191,479.35	2.078
6.0	-	6.3	44	5.744	27,316,106.13	4.657
6.3	-	6.5	128	16.710	131,048,562.37	22.341
6.5	-	6.8	154	20.104	87,773,365.60	14.963
6.8	-	7.0	131	17.102	80,405,852.03	13.707
7.0	-	7.3	77	10.052	43,570,963.89	7.428
7.3	-	7.5	75	9.791	128,564,086.23	21.917
7.5	-	7.8	46	6.005	29,699,071.41	5.063
7.8	-	8.0	28	3.655	13,711,144.81	2.337
>		8.0	59	7.702	30,040,211.12	5.121
		Wgt Ave / Total:	766	100.000	586,592,338.25	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.3	1	0.549	140,624.54	0.183
5.3	-	5.5	3	1.648	344,996.91	0.449
5.5	-	5.8	4	2.198	1,333,294.95	1.736
5.8	-	6.0	29	15.934	16,109,480.60	20.980
6.0	-	6.3	29	15.934	13,292,059.08	17.311
6.3	-	6.5	45	24.725	17,828,836.26	23.219
6.5	-	6.8	23	12.637	13,176,719.12	17.161
6.8	-	7.0	24	13.187	9,420,370.00	12.269
7.0	-	7.3	8	4.396	1,150,541.14	1.498
7.3	-	7.5	7	3.846	2,780,143.44	3.621
7.5	-	7.8	2	1.099	127,262.02	0.166
7.8	-	8.0	3	1.648	863,206.16	1.124
>		8.0	4	2.198	216,602.70	0.282
		Wgt Ave / Total:	182	100.000	76,784,136.92	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.261	137,754,226.27	23.484
120	-	180	0	0.000	-	0.000
180	-	300	5	0.653	2,340,528.94	0.399
300	-	360	759	99.086	446,497,583.04	76.117
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	766	100.000	586,592,338.25	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	7	3.846	2,912,345.30	3.793
120	-	180	175	96.154	73,871,791.62	96.207
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	182	100.000	76,784,136.92	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	240	31.332	134,776,911.69	22.976
		FL	71	9.269	44,413,518.46	7.571
		AZ	27	3.525	15,554,694.82	2.652
		VA	23	3.003	14,495,384.64	2.471
		WA	22	2.872	13,244,362.94	2.258
		CO	14	1.828	8,386,024.77	1.430
		Others	369	48.172	355,721,440.93	60.642
		Wgt Ave / Total:	766	100.000	586,592,338.25	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	34	18.681	21,335,914.92	27.787
		FL	25	13.736	6,891,475.13	8.975
		AZ	4	2.198	681,023.58	0.887
		VA	5	2.747	2,394,829.55	3.119
		WA	5	2.747	2,150,940.06	2.801
		CO	4	2.198	1,146,082.22	1.493
		Others	105	57.692	42,183,871.46	54.938
		Wgt Ave / Total:	182	100.000	76,784,136.92	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	2	0.261	90,617.02	0.015
50,000.00	-	75,000.00	1	0.131	63,362.54	0.011
75,000.00	-	100,000.00	7	0.914	633,519.57	0.108
100,000.00	-	125,000.00	6	0.783	686,612.59	0.117
125,000.00	-	150,000.00	5	0.653	678,986.60	0.116
150,000.00	-	175,000.00	5	0.653	819,631.56	0.140
175,000.00	-	200,000.00	8	1.044	1,518,981.17	0.259
200,000.00	-	225,000.00	3	0.392	627,020.72	0.107
225,000.00	-	250,000.00	12	1.567	2,882,329.64	0.491
250,000.00	-	275,000.00	4	0.522	1,037,872.92	0.177
275,000.00	-	300,000.00	9	1.175	2,591,902.24	0.442
300,000.00	-	325,000.00	4	0.522	1,268,839.04	0.216
325,000.00	-	350,000.00	6	0.783	2,025,992.83	0.345
350,000.00	-	375,000.00	4	0.522	1,428,591.23	0.244
375,000.00	-	400,000.00	7	0.914	2,738,093.08	0.467
400,000.00	-	425,000.00	17	2.219	7,140,284.18	1.217
425,000.00	-	450,000.00	81	10.574	35,559,776.03	6.062
450,000.00	-	475,000.00	65	8.486	30,200,025.75	5.148
475,000.00	-	500,000.00	84	10.966	41,191,533.51	7.022
500,000.00	-	525,000.00	50	6.527	25,600,191.51	4.364
525,000.00	-	550,000.00	50	6.527	26,899,961.33	4.586
550,000.00	-	575,000.00	35	4.569	19,709,344.72	3.360
575,000.00	-	600,000.00	48	6.266	28,316,682.59	4.827
600,000.00	-	625,000.00	40	5.222	24,594,022.96	4.193
625,000.00	-	650,000.00	47	6.136	30,153,878.85	5.141
650,000.00	-	675,000.00	9	1.175	5,971,757.67	1.018
675,000.00	-	700,000.00	14	1.828	9,653,238.12	1.646
700,000.00	-	725,000.00	9	1.175	6,406,150.01	1.092
725,000.00	-	750,000.00	12	1.567	8,848,712.97	1.508
750,000.00	-	775,000.00	6	0.783	4,563,644.26	0.778
775,000.00	-	800,000.00	10	1.305	7,940,455.43	1.354
>		800,000.00	106	13.838	254,750,325.61	43.429
		Wgt Ave / Total:	766	100.000	586,592,338.25	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		-	0	0.000	-	0.000
-	-	25,000.00	0	0.000	-	0.000
25,000.00	-	50,000.00	10	5.495	383,423.71	0.499
50,000.00	-	75,000.00	14	7.692	821,821.11	1.070
75,000.00	-	100,000.00	10	5.495	862,280.47	1.123
100,000.00	-	125,000.00	11	6.044	1,252,714.86	1.631
125,000.00	-	150,000.00	13	7.143	1,821,298.95	2.372
150,000.00	-	175,000.00	1	0.549	167,835.79	0.219
175,000.00	-	200,000.00	9	4.945	1,696,893.68	2.210
200,000.00	-	225,000.00	5	2.747	1,089,996.06	1.420
225,000.00	-	250,000.00	6	3.297	1,420,024.53	1.849
250,000.00	-	275,000.00	1	0.549	252,776.18	0.329
275,000.00	-	300,000.00	3	1.648	869,121.29	1.132
300,000.00	-	325,000.00	2	1.099	642,189.35	0.836
325,000.00	-	350,000.00	1	0.549	342,611.84	0.446
350,000.00	-	375,000.00	1	0.549	362,451.67	0.472
375,000.00	-	400,000.00	0	0.000	-	0.000
400,000.00	-	425,000.00	4	2.198	1,668,365.90	2.173
425,000.00	-	450,000.00	6	3.297	2,630,325.03	3.426
450,000.00	-	475,000.00	7	3.846	3,238,203.33	4.217
475,000.00	-	500,000.00	3	1.648	1,457,473.89	1.898
500,000.00	-	525,000.00	11	6.044	5,663,788.96	7.376
525,000.00	-	550,000.00	4	2.198	2,174,406.60	2.832
550,000.00	-	575,000.00	5	2.747	2,781,161.76	3.622
575,000.00	-	600,000.00	3	1.648	1,770,211.50	2.305
600,000.00	-	625,000.00	8	4.396	4,897,652.02	6.378
625,000.00	-	650,000.00	10	5.495	6,371,729.79	8.298
650,000.00	-	675,000.00	1	0.549	662,498.21	0.863
675,000.00	-	700,000.00	4	2.198	2,745,488.19	3.576
700,000.00	-	725,000.00	2	1.099	1,433,800.67	1.867
725,000.00	-	750,000.00	1	0.549	749,467.09	0.976
750,000.00	-	775,000.00	1	0.549	761,574.61	0.992
775,000.00	-	800,000.00	2	1.099	1,572,677.04	2.048
>		800,000.00	23	12.637	24,219,872.84	31.543
		Wgt Ave / Total:	182	100.000	76,784,136.92	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	0	0.000	-	0.000
5.5	-	6.0	24	3.133	14,462,974.66	2.466
6.0	-	6.5	172	22.454	158,364,668.50	26.997
6.5	-	7.0	285	37.206	168,179,217.63	28.671
7.0	-	7.5	152	19.843	172,135,050.12	29.345
7.5	-	8.0	74	9.661	43,410,216.22	7.400
8.0	-	8.5	32	4.178	15,768,483.53	2.688
8.5	-	9.0	22	2.872	11,934,088.56	2.034
9.0	-	9.5	3	0.392	1,394,998.00	0.238
9.5	-	10.0	2	0.261	942,641.03	0.161
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	766	100.000	586,592,338.25	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		5.0	0	0.000	-	0.000
5.0	-	5.5	4	2.198	485,621.45	0.632
5.5	-	6.0	33	18.132	17,442,775.55	22.717
6.0	-	6.5	74	40.659	31,120,895.34	40.530
6.5	-	7.0	47	25.824	22,597,089.12	29.429
7.0	-	7.5	15	8.242	3,930,684.58	5.119
7.5	-	8.0	5	2.747	990,468.18	1.290
8.0	-	8.5	2	1.099	114,357.92	0.149
8.5	-	9.0	2	1.099	102,244.78	0.133
9.0	-	9.5	0	0.000	-	0.000
9.5	-	10.0	0	0.000	-	0.000
10.0	-	10.5	0	0.000	-	0.000
10.5	-	11.0	0	0.000	-	0.000
11.0	-	11.5	0	0.000	-	0.000
11.5	-	12.0	0	0.000	-	0.000
12.0	-	12.5	0	0.000	-	0.000
>		12.5	0	0.000	-	0.000
		Wgt Ave / Total:	182	100.000	76,784,136.92	100.000

			Group I

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	240	31.332	134,776,911.69	22.976
		FL	71	9.269	44,413,518.46	7.571
		AZ	27	3.525	15,554,694.82	2.652
		VA	23	3.003	14,495,384.64	2.471
		WA	22	2.872	13,244,362.94	2.258
		CO	14	1.828	8,386,024.77	1.430
		Others	369	48.172	355,721,440.93	60.642
		Wgt Ave / Total:	766	100.000	586,592,338.25	100.000

			Group II

		Location	Number of Items	Percent of Items	Principal Balance	Percent of Balance
		CA	34	18.681	21,335,914.92	27.787
		FL	25	13.736	6,891,475.13	8.975
		AZ	4	2.198	681,023.58	0.887
		VA	5	2.747	2,394,829.55	3.119
		WA	5	2.747	2,150,940.06	2.801
		CO	4	2.198	1,146,082.22	1.493
		Others	105	57.692	42,183,871.46	54.938
		Wgt Ave / Total:	182	100.000	76,784,136.92	100.000

			Group I

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	2	0.261	137,754,226.27	23.484
120	-	180	0	0.000	-	0.000
180	-	300	5	0.653	2,340,528.94	0.399
300	-	360	759	99.086	446,497,583.04	76.117
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	766	100.000	586,592,338.25	100.000

			Group II

			Number of Items	Percent of Items	Principal Balance	Percent of Balance
< =		120	7	3.846	2,912,345.30	3.793
120	-	180	175	96.154	73,871,791.62	96.207
180	-	300	0	0.000	-	0.000
300	-	360	0	0.000	-	0.000
>		360	0	0.000	-	0.000
		Wgt Ave / Total:	182	100.000	76,784,136.92	100.000